FOURTH QUARTER 2014

Earnings Release and Supplemental Information

UNAUDITED

Table of Contents

Supplemental 4Q 2014

Overview

Press Release 1

Highlights

Company Profile 4

Company Performance 5

Operating Performance 7

Guidance 8

Financial Information

Consolidated Balance Sheets 9

Pro-rata Balance Sheet Information 10

Consolidated Statements of Operations 11

Reconciliation of Net Earnings (Loss) to FFO 12

Pro-rata Operating Information and Reconciliation to FFO 13

EBITDA Reconciliation 14

Strategic Capital

Summary and Financial Highlights 15

Operating and Balance Sheet Information 16

Operations Overview

Operating Metrics 17

Operating Portfolio 19

Customer Information 22

Capital Deployment

Overview 23

Value Creation from Development Stabilization 24

Development Starts 25

Development Portfolio 26

Third Party Building Acquisitions and Equity Invested in

Co-Investment Ventures 27

Dispositions and Contributions 28

Land Portfolio 29

Capitalization

Overview 31

Debt Summary 32

Debt Covenants and Other Metrics 33

Net Asset Value

Components 34

Notes and Definitions (A) 36

Prologis Park Munich-Neufahrn, Munich, Germany

Cover: Prologis Redlands Distribution Center, Redlands, California, USA

(A) Terms used throughout document are defined in the Notes and Definitions

Copyright © 2015 Prologis

1

Copyright © 2015 Prologis
Prologis Announces Fourth Quarter and Full Year 2014 Earnings Results

–
Core Funds From Operations Per Share Increased 14 Percent Year-Over-Year –
–
Global Occupancy Increased to 96.1 Percent at Year-End –
–
Increased GAAP Same Store Net Operating Income 3.7 Percent for the Full Year 2014 –
–
Annual Value Creation of $301.6 Million –
OPERATIONS OUTPERFORM EXPECTATIONS
CAPITAL DEPLOYMENT BENEFITS FROM GLOBAL REACH
In 2014, Prologis invested $4.3 billion ($3.1 billion Prologis’ share) as the company deployed capital at attractive yields of 6.8 percent (Prologis’
share).
“The global nature of our platform allows us to deploy capital where we see the highest risk-adjusted returns,” adds Moghadam. “In the U.S., where market conditions are very strong and values are high, we were a net seller of non-strategic holdings. In Europe, the focus has been on net deployment where we acquired quality assets in target markets at a discount to replacement costs.”
Value Creation and Development Starts
In 2014, Prologis generated an estimated $301.6 million ($272.6 million
Prologis’ share) of value creation from development stabilizations and through its value-added conversion program.
Development Stabilizations
In the fourth quarter, the company generated $55.4 million ($46.1 million
Prologis’ share) of estimated value creation from $247.4 million ($201.7 million Prologis’ share) of development stabilizations at an estimated development margin of 22.4 percent. For the full year 2014, the company stabilized $1.1 billion ($955.2 million Prologis’ share) of development projects with an estimated development margin of 23.0 percent, generating
$254.5 million ($235.8 million Prologis’ share) of estimated value creation.
Development Starts
During the quarter, Prologis started $725.2 million ($625.8 million Prologis’
share) of new developments with an estimated weighted average yield upon stabilization of 7.3 percent and an estimated development margin of
21.0 percent. For the full year 2014, the company started $2.0 billion ($1.8 billion Prologis’ share) of new developments with an estimated weighted average yield upon stabilization of 7.2 percent and an estimated development margin of 20.0 percent. Build-to-suits represented 49.6 percent of development starts in the fourth quarter and 32.6 percent for the full year 2014.
SAN FRANCISCO (Jan. 27, 2015) – Prologis, Inc. (NYSE: PLD), the global leader in industrial real estate, today reported results for the fourth quarter and full year 2014.
Core funds from operations (Core FFO) per diluted share was $0.48 for the fourth quarter compared with $0.43 for the same period in 2013. For the full year 2014, Core FFO per diluted share was $1.88, an increase of 14 percent over 2013.
“As we closed out the year, our global occupancies continued to climb and development leasing reached its highest level in seven years,” said Hamid R.
Moghadam, chairman and CEO, Prologis. “The outperformance is a direct result of our long-term strategy of operating in infill markets where global trade and consumption intersect.”
Prologis ended the quarter with 96.1 percent occupancy in its operating portfolio, an increase of 100 basis points over the same period in 2013 and
110 basis points over the prior quarter. The quarterly increase was principally driven by a 160 basis point increase in spaces under 100,000 square feet and a 140 basis point increase in the company’s European portfolio.
In the fourth quarter, the company leased 41.7 million square feet (3.9 million square meters) in its combined operating and development portfolios, which includes 8.9 million square feet (0.8 million square meters)
of properties under development. Tenant retention was 85.5 percent.
Rent change on rollovers was positive for the eighth consecutive quarter, with GAAP rental rates on signed leases increasing 6.2 percent. In the
Americas, GAAP rental rates on signed leases increased 11.5 percent.
During the fourth quarter, same store NOI for the owned and managed portfolio increased 4.1 percent on a GAAP basis, resulting in full year 2014 same store NOI growth of 3.7 percent. On a Prologis’ share basis, same store NOI (GAAP) increased 4.9 percent during the fourth quarter.

Copyright © 2015 Prologis

At year end, the book value of the company’s land bank totaled $1.8 billion with an estimated build-out potential of $10.7 billion.
Acquisitions
In the fourth quarter, Prologis acquired $151.4 million ($48.2 million Prologis’
share) of buildings through its co-investment ventures with a stabilized capitalization rate on Prologis’ share of 6.5 percent. For the full year 2014, the company acquired $1.5 billion ($659.4 million Prologis’ share) of buildings at a stabilized capitalization rate on Prologis’ share of 6.4 percent. More than three-quarters of these buildings were in Europe, where the company purchased assets at a discount to replacement costs.
Equity Invested in Co-Investment Ventures
During the year, the company invested $679.0 million in the Prologis North
American Industrial Fund, through a series of investments, at a weighted average stabilized capitalization rate of 6.1 percent. As a result, the company increased its ownership to 66.1 percent and consolidated the venture.
Contributions & Dispositions
During the fourth quarter, Prologis completed $213.2 million ($104.3 million
Prologis’ share) of contributions to its co-investment ventures and third-party building dispositions of non-strategic assets of $500.3 million ($406.8 million
Prologis’ share).  Prologis’ share of contributions and dispositions had a stabilized capitalization rate of 5.9 percent.
During the full year, the company completed $1.7 billion ($948.7 million
Prologis’ share) of contributions at a weighted average stabilized capitalization rate (Prologis’ share) of 5.8 percent, and $1.5 billion ($1.3 billion Prologis’
share) of building dispositions at a weighted average stabilized capitalization rate (Prologis’ share) of 6.4 percent.
FINANCIAL STRENGTH A TOP PRIORITY
Prologis completed more than $1.7 billion of capital markets activity in the quarter, including the previously announced issuance of a €600 million euro bond, as well as $356 million of equity issuance from the exercise of warrants related to the formation of its Prologis European Logistics Partners venture and through its At-the-Market equity program. In the full year, the company completed $7.0 billion of capital markets activity.
“We have effectively converted the currency composition of our balance sheet to U.S. dollars,” said Tom Olinger, chief financial officer, Prologis. “At year end, our U.S. dollar
net equity exposure was 89 percent—this allows us to operate globally with our earnings and net asset value insulated from movements in foreign currencies. We are also taking advantage of the low interest environment to enhance our debt stack, and maintaining significant liquidity to keep us nimble as opportunities arise.”
In the strategic capital business, the company maintained a healthy investment queue and raised $2.5 billion through both private and public capital during the year.
NET EARNINGS
Net earnings per diluted share was $0.81 for the fourth quarter compared with
$0.12 for the same period in 2013. For the full year 2014, net earnings per diluted share was $1.24 compared with $0.64 for the full year 2013.
GUIDANCE ESTABLISHED FOR 2015
Prologis established a full year 2015 Core FFO guidance range of $2.04 to
$2.12 per diluted share, representing 11 percent growth at the midpoint compared with full year 2014. The company expects to recognize net earnings, for GAAP purposes, of $0.40 to $0.48 per share. This assumes (on an owned and managed basis):
•
Year-end occupancy between 95.5 and 96.5 percent
•
GAAP same store NOI growth between 3.5 and 4.5 percent
•
Development stabilizations between $1.7 and $1.9 billion
•
Development starts between $2.3 and $2.6 billion
•
Building acquisitions between $1.0 and $1.5 billion
•
Contributions to co-investment ventures between $1.3 and $1.8 billion
•
Third-party dispositions between $1.5 and $2.0 billion
•
Strategic capital revenue between $210 and $220 million
•
Net G&A between $238 and $248 million
The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments including but not limited to real estate depreciation and amortization expenses, gains
(losses) recognized from real estate transactions and early extinguishment of debt or redemption of preferred stock, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity.
The difference between the company's Core FFO and net earnings guidance for 2015 predominantly relates to real estate depreciation.

Copyright © 2015 Prologis

A telephonic replay will be available Jan. 27-Feb. 27 at +1 855 859 2056 (from the
U.S. and Canada) or +1 404 537 3406 (from all other countries); please use conference code 48765486. The webcast replay will be posted when available in the "Events & Presentations" section of Investor Relations on the Prologis website.
ABOUT PROLOGIS
Prologis, Inc., is the global leader in industrial real estate. As of December 31,
2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 590 million square feet (55 million square meters) in 21 countries.
The company leases modern distribution facilities to more than 4,700 customers, including third-party logistics providers, transportation companies, retailers and manufacturers.
FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management.  Such statements involve uncertainties that could significantly impact Prologis’ financial results.
Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,”
“estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment
MEDIA CONTACTS
Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco
Nina Beizai, Tel: +1 415 733 9493, nbeizai@prologis.com, San Francisco
WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast/conference call to discuss quarterly results, current market conditions and future outlook today, Jan. 27, at 12 p.m. U.S.
Eastern time. Interested parties are encouraged to access the webcast by clicking the microphone icon located near the top of the opening page of the Prologis
Investor Relations website (http://ir.prologis.com). Interested parties also can participate via conference call by dialing +1 877 256 7020 (toll-free from the U.S.
and Canada) or +1 973 409 9692 (from all other countries) and entering conference code 48765486.
ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii)
changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v)
maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-
investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading
“Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this document.

Highlights

Company Profile

Supplemental 4Q 2014

Prologis, Inc., is the global leader in industrial real estate. As of December 31, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 590 million square feet (55 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including third-party-logistics providers, transportation companies, retailers and manufacturers.

AMERICAS (4 countries) EUROPE (14 countries) ASIA (3 countries) TOTAL

Number of operating portfolio buildings 2,124 660 69 2,853

Operating Portfolio (msf) 352 154 31 537

Development Portfolio (msf) 19 8 13 40

Other (msf) (A) 7 5 1 13

Total (msf) 378 167 45 590

Development portfolio TEI (millions) $1,299 $740 $1,161 $3,200

Land (acres) 6,734 2,843 231 9,808

Land book value (millions) $1,037 $605 $155 $1,797

(A) Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (7 msf), which includes value added properties (6 msf).

Copyright © 2015 Prologis

Highlights

Company Performance

Supplemental 4Q 2014

	Three months ended December 31,		Year ended December 31,	
(dollars in thousands, except per share data)	2014	2013	2014	2013
Revenues	$ 450,865	$ 436,764	$ 1,760,787	$ 1,750,486
Net earnings attributable to common stockholders	408,609	59,057	622,235	315,422
Core FFO	246,421	215,055	953,147	813,224
Core AFFO	189,985	147,554	753,475	580,844
Adjusted EBITDA	367,240	366,664	1,463,383	1,384,274
Value creation - Prologis share	46,138	125,184	235,784	372,378
Common stock dividends paid	168,261	141,127	668,286	554,242
Per common share - diluted:				
Net earnings attributable to common stockholders	$ 0.81	$ 0.12	$ 1.24	$ 0.64
Core FFO	0.48	0.43	1.88	1.65
Dividends per share	0.33	0.28	1.32	1.12


Core FFO and Value Creation (A)
(in millions)
$500
$400
$300
$200
$100
$-
$340
$268
$326
$302
$329
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Core FFO
Value Creation - Prologis Share


Adjusted EBITDA
(in millions)
$500
$400
$300
$200
$100
$-
$367
$354
$374
$368
$367
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014

(A) Includes value creation from the stabilization of development buildings and the sale value-added conversion properties. Value creation in the fourth quarter of 2014 includes $36.8 million related to the sale of value-added conversions.

5

Copyright © 2015 Prologis

Highlights

Company Performance

(in millions)

Supplemental 4Q 2014

Core FFO

$1,000 $953

$814 $813

$800

$594

$600

$400

$200

$-

2011 2012 2013 2014

Adjusted EBITDA

$1,800

$1,514 $1,485 $1,463

$1,500 $1,384

$1,200

$900

$600

$300

$-

2011 2012 2013 2014

Value Creation (A)

$400 $372

$273

$200 $159

$14

$-

2011 2012 2013 2014

Net Promote (B)

$32

$27

$24

$15

$16

$8

$- $-

$-

2011 2012 2013 2014

(A) Prologis share. Includes value creation from the stabilization of development buildings and the sale value-added conversion properties. Value creation in 2012 and 2014 includes $11.0 million and $36.8 million, respectively, related to value-added conversions.

(B) Net promote includes actual promote earned from third party investors during the period, net of related cash expenses.

Copyright © 2015 Prologis

6

Highlights

Operating Performance – Owned and Managed

Supplemental 4Q 2014

Occupancy

97%

96.1

95.1 95.0 95.3

94.5 94.6 94.6

94.3 94.2 94.2

94%

90%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Average Period End

Weighted Average Customer Retention

90% 86.8

84.6 84.8 83.9 85.5

80%

70%

60%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Net Effective Rent Change (GAAP)

10% 9.7

7.0

5.9 6.6 6.2

5%

0%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Same Store NOI Change Over Prior Year

6%

5.3

5% 4.4

4.1 4.0 4.1

4% 3.8 3.7

3.0 3.0

3% 2.7

2%

1%

0%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

NOI- GAAP NOI- Adjusted Cash

Copyright © 2015 Prologis

7

Highlights

Guidance

(dollars in millions, except per share)

Supplemental 4Q 2014

2015 Guidance

Low High

Net earnings (A) $0.40 $0.48

Core FFO (A) $2.04 $2.12

Operations

Year-end occupancy 95.5% 96.5%

Same store NOI—GAAP increase 3.50% 4.50%

Capital Deployment

Development stabilizations (95% Prologis share) $1,700 $1,900

Development starts (80% Prologis share) $2,300 $2,600

Building acquisitions (65% Prologis share) $1,000 $1,500

Building and land dispositions (75% Prologis share) $1,500 $2,000

Building contributions (55% Prologis share) $1,300 $1,800

Strategic Capital

Strategic capital income $210 $220

Other Assumptions

General & administrative expenses $238 $248

Annualized fourth quarter 2014 dividend $1.32

Exchange Rates

2015 earnings guidance assumes effective rates for EUR and JPY after consideration of in-place FX hedges of

1.20 ($/€) and 120 (¥/$), respectively

The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions and early extinguishment of debt. See the Notes and Definitions for more information.

Copyright © 2015 Prologis

Financial Information

Consolidated Balance Sheets

(in thousands)

Supplemental 4Q 2014

	December 31, 2014	September 30, 2014	December 31, 2013
Assets:			
Investments in real estate properties:			
Operating properties	$ 18,635,452	$ 16,155,668	$ 17,801,064
Development portfolio	1,473,980	1,316,470	1,021,017
Land	1,577,786	1,533,590	1,516,166
Other real estate investments	502,927	458,290	486,230
	22,190,145	19,464,018	20,824,477
Less accumulated depreciation	2,790,781	2,695,745	2,568,998
Net investments in real estate properties	19,399,364	16,768,273	18,255,479
Investments in and advances to unconsolidated entities	4,824,724	5,814,056	4,430,239
Assets held for sale and notes receivable backed by real estate	43,934	2,564	192,042
Net investments in real estate	24,268,022	22,584,893	22,877,760
Cash and cash equivalents	350,692	311,879	491,129
Accounts receivable	103,445	132,464	107,955
Other assets	1,096,064	1,042,867	1,095,463
Total assets	**$ 25,818,223**	**$ 24,072,103**	**$ 24,572,307**
Liabilities and Equity:			
Liabilities:			
Debt	$ 9,380,199	$ 8,822,952	$ 9,011,216
Accounts payable, accrued expenses, and other liabilities	1,254,425	1,112,402	1,384,638
Total liabilities	10,634,624	9,935,354	10,395,854
Equity:			
Stockholders' equity:			
Preferred stock	78,235	78,235	100,000
Common stock	5,095	5,000	4,988
Additional paid-in capital	18,467,009	18,081,751	17,974,509
Accumulated other comprehensive loss	(600,337)	(510,661)	(435,675)
Distributions in excess of net earnings	(3,974,493)	(4,214,224)	(3,932,664)
Total stockholders' equity	13,975,509	13,440,101	13,711,158
Noncontrolling interests	1,159,901	646,404	417,086
Noncontrolling interests - limited partnership unitholders	48,189	50,244	48,209
Total equity	15,183,599	14,136,749	14,176,453
Total liabilities and equity	**$ 25,818,223**	**$ 24,072,103**	**$ 24,572,307**

9

Copyright © 2015 Prologis

Financial Information

Pro-rata Balance Sheet Information

(in thousands)

Supplemental 4Q 2014

Pro-rata Balance Sheet Information as of December 31, 2014	Prologis Consolidated	Less Non Controlling Interests	Plus Prologis Share of Unconsolidated Co-Investment Ventures	Prologis Total Share	Investors' Share of Unconsolidated Ventures	Investors' Share of Consolidated Ventures	Total Owned and Managed
Assets:							
Investments in real estate properties:							
Operating properties	$ 18,635,452	$ (1,403,482)	$ 7,146,578	$ 24,378,548	$ 15,149,735	$ 1,403,482	$ 40,931,765
Other real estate and assets held for sale	3,598,627	(36,096)	158,752	3,721,283	405,159	36,096	4,162,538
Accumulated depreciation	(2,790,781)	48,307	(491,927)	(3,234,401)	(1,058,258)	(48,307)	(4,340,966)
Net investments in real estate properties	19,443,298	(1,391,271)	6,813,403	24,865,430	14,496,636	1,391,271	40,753,337
Investments in unconsolidated co-investment ventures	4,665,918	(67,550)	(4,598,368)	-	-	67,550	67,550
Investments in other unconsolidated ventures	158,806	(8,491)	-	150,315	-	8,491	158,806
Other assets	1,550,201	(193,691)	73,143	1,429,653	1,409,443	193,691	3,032,787
Total assets	**$ 25,818,223**	**$ (1,661,003)**	**$ 2,288,178**	**$ 26,445,398**	**$ 15,906,079**	**$ 1,661,003**	**$ 44,012,480**
Liabilities and Equity:							
Liabilities:							
Debt	$ 9,380,199	$ (409,797)	$ 1,869,847	$ 10,840,249	$ 4,705,705	$ 409,797	$ 15,955,751
Other liabilities	1,254,425	(43,116)	418,331	1,629,640	700,466	43,116	2,373,222
Total liabilities	10,634,624	(452,913)	2,288,178	12,469,889	5,406,171	452,913	18,328,973
Equity:							
Stockholders' / partners' equity	13,975,509	-	-	13,975,509	10,499,908	1,208,090	25,683,507
Noncontrolling interests	1,208,090	(1,208,090)	-	-	-	-	-
Total equity	15,183,599	(1,208,090)	-	13,975,509	10,499,908	1,208,090	25,683,507
Total liabilities and equity	**$ 25,818,223**	**$ (1,661,003)**	**$ 2,288,178**	**$ 26,445,398**	**$ 15,906,079**	**$ 1,661,003**	**$ 44,012,480**

10

Copyright © 2015 Prologis

Financial Information

Consolidated Statements of Operations

Supplemental 4Q 2014

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Revenues:				
Rental income	$ 402,014	$ 379,208	$ 1,527,349	$ 1,559,493
Strategic capital income	44,157	53,907	219,871	179,472
Development management and other income	4,694	3,649	13,567	11,521
Total revenues	450,865	436,764	1,760,787	1,750,486
Expenses:				
Rental expenses	108,370	104,936	430,787	451,938
Strategic capital expenses	22,054	22,341	96,496	89,279
General and administrative expenses	65,987	63,067	247,768	229,207
Depreciation and amortization	171,402	165,453	642,461	648,668
Other expenses	8,096	9,488	23,467	26,982
Total expenses	375,909	365,285	1,440,979	1,446,074
Operating income	74,956	71,479	319,808	304,412
Other income (expense):				
Earnings from unconsolidated entities, net	54,877	37,666	134,288	97,220
Interest expense	(74,092)	(87,832)	(308,885)	(379,327)
Gains on dispositions of investments in real estate and revaluation of equity investments upon acquisition of a controlling interest, net	388,095	151,702	725,790	597,656
Foreign currency and derivative gains (losses), related amortization and interest and other income (expense), net	(14,527)	(28,472)	7,927	(6,685)
Losses on early extinguishment of debt, net	(1,939)	(112,859)	(165,300)	(277,014)
Total other income (expense)	352,414	(39,795)	393,820	31,850
Earnings before income taxes	427,370	31,684	713,628	336,262
Income tax benefit (expense) - current and deferred	354	(22,199)	25,656	(106,733)
Earnings from continuing operations	427,724	9,485	739,284	229,529
Discontinued operations:				
Income attributable to disposed properties and assets held for sale	-	1,832	-	6,970
Net gains on dispositions, including taxes	-	56,952	-	116,550
Total discontinued operations	-	58,784	-	123,520
Consolidated net earnings	427,724	68,269	739,284	353,049
Net earnings attributable to noncontrolling interests	(17,437)	(7,077)	(103,101)	(10,128)
Net earnings attributable to controlling interests	410,287	61,192	636,183	342,921
Preferred stock dividends	(1,678)	(2,135)	(7,431)	(18,391)
Loss on preferred stock redemption	-	-	(6,517)	(9,108)
Net earnings attributable to common stockholders	**$ 408,609**	**$ 59,057**	**$ 622,235**	**$ 315,422**
Weighted average common shares outstanding - Diluted	507,896	503,760	506,391	491,546
Net earnings per share attributable to common stockholders - Diluted	**$ 0.81**	**$ 0.12**	**$ 1.24**	**$ 0.64**

11

Copyright © 2015 Prologis

Financial Information

Reconciliations of Net Earnings (Loss) to FFO

(in thousands)

Supplemental 4Q 2014

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Reconciliation of net earnings to FFO				
Net earnings attributable to common stockholders	$ 408,609	$ 59,057	$ 622,235	$ 315,422
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	164,107	159,489	617,814	624,573
Gains on dispositions of non-development properties and revaluation of equity investments upon acquisition of a controlling interest, net	(341,924)	(76,751)	(553,298)	(271,315)
Reconciling items related to noncontrolling interests	(984)	(1,310)	47,939	(8,993)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	30,719	42,107	179,302	153,710
Our share of reconciling items included in earnings from other unconsolidated ventures	2,702	1,738	7,238	6,082
Subtotal-NAREIT defined FFO	263,229	184,330	921,230	819,479
Add (deduct) our defined adjustments:				
Unrealized foreign currency and derivative losses (gains) and related amortization, net	19,887	33,457	18,984	32,870
Deferred income tax expense (benefit)	(2,647)	1,704	(56,720)	656
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	3,728	(6,892)	4,015	2,168
FFO, as defined by Prologis	**284,197**	**212,599**	**887,509**	**855,173**
Adjustments to arrive at Core FFO:				
Gains on dispositions of development properties and land, net	(43,906)	(117,887)	(152,798)	(336,815)
Losses on early extinguishment of debt and redemption of preferred stock, net	1,939	112,859	171,817	286,122
Our share of reconciling items from unconsolidated entities less third party share of consolidated entities	4,191	7,484	46,619	8,744
Core FFO	**$ 246,421**	**$ 215,055**	**$ 953,147**	**$ 813,224**
Adjustments to arrive at Core Adjusted FFO ("Core AFFO"), including our share of unconsolidated entities less third party share of consolidated entities:				
Straight-lined rents and amortization of lease intangibles	(5,681)	(5,011)	(26,278)	(22,968)
Property improvements	(35,557)	(31,445)	(96,729)	(93,841)
Tenant improvements	(22,961)	(28,076)	(86,490)	(102,138)
Leasing commissions	(19,084)	(18,632)	(62,604)	(64,094)
Amortization of management contracts	1,101	1,332	4,943	5,726
Amortization of debt premiums and financing costs, net	(1,933)	(4,528)	(3,102)	(19,387)
Cash received on net investment hedges	13,243	1,804	13,110	7,848
Stock compensation expense	14,436	17,055	57,478	56,474
Core AFFO	**$ 189,985**	**$ 147,554**	**$ 753,475**	**$ 580,844**
Common stock dividends	$ 168,261	$ 141,127	$ 668,286	$ 554,242

12

Copyright © 2015 Prologis

Supplemental 4Q 2014

Financial Information

Pro-rata Operating Information and Reconciliation to FFO

(in thousands)

Pro-rata Operating Information for Three Months Ended December 31, 2014	Prologis Consolidated	Less Non Controlling Interests	Plus Prologis Share of Unconsolidated Co-Investment Ventures	Prologis Total Share	Investors' Share of Unconsolidated Ventures	Investors' Share of Consolidated Ventures	Total Owned and Managed
Revenues:							
Rental income	$ 402,014	$ (28,374)	$ 161,354	$ 534,994	$ 321,273	$ 28,374	$ 884,641
Strategic capital income	44,157	-	231	44,388	231	-	44,619
Development management and other income	4,694	(136)	-	4,558	-	136	4,694
Total revenues	450,865	(28,510)	161,585	583,940	321,504	28,510	933,954
Expenses:							
Rental expenses	108,370	(7,554)	35,742	136,558	73,176	7,554	217,288
Strategic capital expenses	22,054	-	-	22,054	-	-	22,054
General and administrative expenses	65,987	(1,200)	12,166	76,953	24,313	1,200	102,466
Depreciation and amortization	171,402	(9,972)	52,235	213,665	102,857	9,972	326,494
Other expenses	8,096	(422)	6,000	13,674	4,204	422	18,300
Total expenses	375,909	(19,148)	106,143	462,904	204,550	19,148	686,602
Operating income	74,956	(9,362)	55,442	121,036	116,954	9,362	247,352
Earnings from unconsolidated co-investment ventures, net	54,048	(1,048)	(53,000)	-	-	1,048	1,048
Earnings from other unconsolidated joint ventures, net	829	-	-	829	-	-	829
Interest expense	(74,092)	1,929	(18,720)	(90,883)	(40,155)	(1,929)	(132,967)
Gains on dispositions of investments in real estate and revaluation of equity investments upon acquisition of a controlling interest, net	388,095	(9,068)	21,915	400,942	39,804	9,068	449,814
Foreign currency and derivative gains (losses), related amortization and other income (expense), net	(14,527)	(80)	(4,145)	(18,752)	(3,514)	80	(22,186)
Losses on early extinguishment of debt, net	(1,939)	-	(22)	(1,961)	(49)	-	(2,010)
Income tax benefit (expense)	354	192	(1,470)	(924)	(2,906)	(192)	(4,022)
Consolidated net earnings	427,724	(17,437)	-	410,287	110,134	17,437	537,858
Net earnings attributable to noncontrolling interests	(17,437)	17,437	-	-	-	-	-
Preferred stock dividends	(1,678)	-	-	(1,678)	-	-	(1,678)
Net earnings attributable to common stockholders	**408,609**	**-**	**-**	**408,609**	**110,134**	**17,437**	**536,180**
Add (deduct) adjustments to arrive at FFO, as defined by Prologis:							
Real estate related depreciation and amortization	164,107	(9,972)	52,235	206,370	102,857	9,972	319,199
Gains on dispositions of non-development properties and revaluation of equity investments upon acquisition of a controlling interest, net	(341,924)	9,001	(21,930)	(354,853)	(39,821)	(9,001)	(403,675)
Unrealized foreign currency and derivative losses (gains) and related amortization, net	19,887	7	5,651	25,545	5,540	(7)	31,078
Deferred income tax benefit	(2,647)	(20)	(1,509)	(4,176)	(836)	20	(4,992)
Reconciling items related to noncontrolling interests	(984)	984	-	-	-	-	-
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	34,447	-	(34,447)	-	-	-	-
Our share of reconciling items included in earnings from other unconsolidated ventures	2,702	-	-	2,702	-	-	2,702
FFO, as defined by Prologis	**284,197**	**-**	**-**	**284,197**	**177,874**	**18,421**	**480,492**
Adjustments to arrive at Core FFO:							
Gains on dispositions of development properties and land, net	(43,906)	69	4,100	(39,737)	3,240	(69)	(36,566)
Losses on early extinguishment of debt, net	1,939	-	22	1,961	49	-	2,010
Our share of reconciling items from unconsolidated entities less third party share of consolidated entities	4,191	(69)	(4,122)	-	-	-	-
Core FFO	**$ 246,421**	**$ -**	**$ -**	**$ 246,421**	**$ 181,163**	**$ 18,352**	**$ 445,936**

13

Copyright © 2015 Prologis

Financial Information

EBITDA Reconciliation

(in thousands)

Supplemental 4Q 2014

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Reconciliation of net earnings to Adjusted EBITDA				
Net earnings attributable to common stockholders	$ 408,609	$ 59,057	$ 622,235	$ 315,422
Gains on dispositions of investments in real estate and revaluation of equity investments upon acquisition of a controlling interest, net	(388,095)	(208,654)	(725,790)	(714,206)
Depreciation and amortization	171,402	165,453	642,461	648,668
Interest expense	74,092	87,832	308,885	379,327
Losses on early extinguishment of debt	1,939	112,859	165,300	277,014
Current and deferred income tax expense (benefit), net	(354)	22,199	(25,656)	106,733
Pro forma adjustments	2,043	(1,832)	35	(36,503)
Net earnings attributable to noncontrolling interest	-	7,077	-	10,128
Preferred stock dividends and loss on preferred stock redemption	1,678	2,135	13,948	27,499
Unrealized foreign currency and derivative losses (gains) and related amortization, net	19,887	33,457	18,984	32,870
Stock compensation expense	14,436	17,055	57,478	59,474
Acquisition expenses	1,578	1,992	4,194	2,977
Adjusted EBITDA, consolidated	**307,215**	**298,630**	**1,082,074**	**1,109,403**
Our share of reconciling items from unconsolidated entities less third party share of consolidated entities:				
Net losses (gains) on dispositions of investments in real estate, net	(12,847)	(6,004)	34,928	(14,963)
Depreciation and amortization	45,468	50,293	193,963	172,975
Interest expense	16,791	19,186	79,950	89,269
Losses on early extinguishment of debt	22	1,086	243	2,222
Current income tax expense	2,807	4,411	17,105	14,898
Unrealized losses (gains), derivative losses (gains) and deferred income tax expense (benefit), net	4,129	(6,892)	15,923	2,168
Acquisition expenses	3,655	5,954	39,197	8,302
Adjusted EBITDA	**$ 367,240**	**$ 366,664**	**$ 1,463,383**	**$ 1,384,274**

14

Copyright © 2015 Prologis

Strategic Capital

Summary and Financial Highlights

Supplemental 4Q 2014

Co-Investment Ventures (A)	Type	Established	Accounting Method	Region	Ownership	Structure	Next Promote Opportunity
Americas:							
Prologis U.S. Logistics Venture	Core	2014	Consolidated	US	55.0%	Open end	Q4 2016 (D)
Prologis North American Industrial Fund (B)	Core	2006	Consolidated	US	66.1%	Open end	Q1 2015 (D)
Prologis Targeted U.S. Logistics Fund	Core	2004	Unconsolidated	US	24.3%	Open end	Q2 2017 (D)
FIBRA Prologis	Core	2014	Unconsolidated	Mexico	45.9%	Public, Mexican Exchange	Q2 2015 (E)
Brazil Fund and joint ventures (C)	Development	2010	Unconsolidated	Brazil	various	Closed end	Q4 2017 (F)
Europe:							
Prologis Targeted Europe Logistics Fund	Core	2007	Unconsolidated	Europe	43.2%	Open end	Q3 2016 (D)
Prologis European Properties Fund II	Core	2007	Unconsolidated	Europe	31.1%	Open end	Q3 2016 (D)
Europe Logistics Venture 1	Core	2011	Unconsolidated	Europe	15.0%	Open end	Q4 2015 (D)
Prologis European Logistics Partners	Core	2013	Unconsolidated	Europe	50.0%	Open end	Q4 2015 (D)
Asia:							
Nippon Prologis REIT	Core	2013	Unconsolidated	Japan	15.1%	Public, Tokyo Exchange	n/a
Prologis China Logistics Venture	Core/Development	2011	Unconsolidated	China	15.0%	Closed end	Q1 2018

Unconsolidated Co-Investment Ventures (G):				Prologis Share		
(in thousands)	Sq Ft	GBV of Operating Bldgs	Debt	Debt	Net Tangible Other Assets	Prologis Investment
Prologis Targeted U.S. Logistics Fund	50,491	$ 4,592,157	$ 1,597,830	$ 388,752	$ 26,456	$ 712,044
FIBRA Prologis (H)	31,364	1,755,544	681,664	312,679	72,425	589,627
Brazil Fund and joint ventures	5,266	414,355	-	-	17,640	235,496
Americas	**87,121**	**6,762,056**	**2,279,494**	**701,431**	**116,521**	**1,537,167**
Prologis Targeted Europe Logistics Fund	15,535	1,832,926	479,964	207,247	22,031	458,702
Prologis European Properties Fund II	68,928	5,516,778	1,956,628	608,316	14,821	488,503
Europe Logistics Venture I	5,257	405,761	-	-	495	56,127
Prologis European Logistics Partners	57,688	4,083,178	207,351	103,676	12,823	1,769,720
Europe	**147,408**	**11,838,643**	**2,643,943**	**919,239**	**50,170**	**2,773,052**
Nippon Prologis REIT (H)	20,898	3,387,646	1,359,594	205,299	18,229	303,178
Prologis China Logistics Venture	5,273	307,968	292,521	43,878	6,779	52,521
Asia	**26,171**	**3,695,614**	**1,652,115**	**249,177**	**25,008**	**355,699**
Total	**260,700**	**$ 22,296,313**	**$ 6,575,552**	**$ 1,869,847**	**$ 191,699**	**$ 4,665,918**

(A) The information presented excludes the co-investment venture Prologis DFS Fund I due to the investment size of the venture. FIBRA Prologis purchased the remaining properties in Prologis Mexico Fondo Logistico during the fourth quarter.
(B) We began consolidating this venture in the fourth quarter. See the notes and definitions for further explanation.
(C) We have a 50% ownership interest in Prologis Brazil Logistics Partners Fund I ("Brazil Fund"), a consolidated co-investment venture. The Brazil Fund in turn has an ownership interest in various joint ventures that are accounted for on the equity method. We also have other Brazil joint ventures that we account for using the equity method. Prologis' share in these Brazil entities is reflected at our effective economic ownership.
(D) Promote opportunity is every three years.
(E) Promote opportunity is every year.
(F) We have an opportunity to earn a promote, at the end of the term of the fund, based on the performance of the Brazil Fund only. We do not have a promote opportunity in any of the other Brazil joint ventures.
(G) Values represent Prologis' adjusted basis and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.
(H) Throughout this document, we use the most recent public information for these co-investment ventures.

15

Copyright © 2015 Prologis

Strategic Capital

Operating and Balance Sheet Information

Supplemental 4Q 2014

(dollars in thousands)

FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	Americas	Europe	Asia	Total
	For the Three Months Ended December 31, 2014			
Rental income	$ 160,221	$ 251,573	$ 70,833	$ 482,627
Rental expenses	(38,691)	(55,266)	(14,961)	(108,918)
Net operating income from properties	**121,530**	**196,307**	**55,872**	**373,709**
Other income (expense), net	2,564	(1,031)	(435)	1,098
General and administrative expenses	(11,815)	(15,422)	(9,242)	(36,479)
Interest expense	(27,547)	(24,297)	(7,031)	(58,875)
Current income tax expense	(1,063)	(5,068)	(590)	(6,721)
Core FFO	**83,669**	**150,489**	**38,574**	**272,732**
Acquisition expenses and early extinguishment of debt, net	(3,804)	(3,607)	-	(7,411)
FFO, as defined by Prologis	**79,865**	**146,882**	**38,574**	**265,321**
Real estate related depreciation and amortization	(53,178)	(85,881)	(16,033)	(155,092)
Unrealized foreign currency exchange and derivative gains (losses), net	(15,725)	2,144	2,390	(11,191)
Gains on dispositions of investments in real estate, net	25,884	35,867	-	61,751
Deferred tax benefit (expense), net	-	2,466	(121)	2,345
Net earnings	**$ 36,846**	**$ 101,478**	**$ 24,810**	**$ 163,134**

Prologis' Share of Core FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	Americas	Europe	Asia	Total
	For the Three Months Ended December 31, 2014			
Core FFO, from unconsolidated co-investment ventures, net	$ 28,197	$ 58,783	$ 5,637	$ 92,617
Fees earned by Prologis	14,291	20,621	8,696	43,608
Total Core FFO recognized by Prologis, net	**$ 42,488**	**$ 79,404**	**$ 14,333**	**$ 136,225**
Prologis' share of the unconsolidated co-investment ventures' net earnings	$ 8,589	$ 41,543	$ 3,916	$ 54,048
Fees earned by Prologis	14,291	20,621	8,696	43,608
Total earnings recognized by Prologis, net	**$ 22,880**	**$ 62,164**	**$ 12,612**	**$ 97,656**

Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	Americas	Europe	Asia	Total
	As of December 31, 2014			
Operating industrial properties, before depreciation	$ 6,762,056	$ 11,838,643	$ 3,695,614	$ 22,296,313
Accumulated depreciation	(459,939)	(986,173)	(104,073)	(1,550,185)
Properties under development and land	229,006	53,890	281,015	563,911
Other assets	531,345	556,985	262,730	1,351,060
Total assets	**$ 7,062,468**	**$ 11,463,345**	**$ 4,135,286**	**$ 22,661,099**
Third party debt	$ 2,279,494	$ 2,643,943	$ 1,652,115	$ 6,575,552
Other liabilities	141,823	879,971	97,003	1,118,797
Total liabilities	**$ 2,421,317**	**$ 3,523,914**	**$ 1,749,118**	**$ 7,694,349**
Weighted average ownership	**31.0%**	**38.8%**	**15.0%**	**32.0%**

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.

16

Copyright © 2015 Prologis

Operations Overview

Operating Metrics – Owned and Managed

Period Ending Occupancy by Division (%)

Supplemental 4Q 2014

96.7

95.5 95.2 95.4 95.6

Q4 13 Q1 14 Q2 14 Q3 14 Q4 14

Americas

94.9

93.6 93.5

92.3 92.6

Q4 13 Q1 14 Q2 14 Q3 14 Q4 14

Europe

96.7 96.3 95.8

95.6 95.2

Q4 13 Q1 14 Q2 14 Q3 14 Q4 14

Asia

96.1

95.1 94.5 94.6 95.0

Q4 13 Q1 14 Q2 14 Q3 14 Q4 14

Total

Leasing Activity

(square feet in thousands) Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Square feet of leases signed:

Operating portfolio:

Renewals 27,422 23,307 20,108 24,596 21,075

New leases 11,551 8,292 8,908 12,254 11,794

Total operating portfolio 38,973 31,599 29,016 36,850 32,869

Properties under development 4,763 2,130 2,352 3,938 8,878

Total square feet of leases signed 43,736 33,729 31,368 40,788 41,747

Average term of leases signed (months) 44 40 45 45 60

Operating Portfolio:

Trailing four quarters—leases signed 135,734 135,271 130,426 136,438 130,334

Trailing four quarters—% of average portfolio 25.9% 25.7% 24.6% 25.7% 24.4%

Net effective rent change (GAAP) 5.9% 7.0% 6.6% 9.7% 6.2%

Copyright © 2015 Prologis

Operations Overview

Operating Metrics – Owned and Managed

(in thousands, except for percentages and per square foot)

Supplemental 4Q 2014

Capital Expenditures Incurred

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Property improvements $ 44,020 $ 19,347 $ 25,690 $ 45,615 $ 49,516

Tenant improvements 36,116 27,208 28,570 30,589 30,591

Leasing commissions 26,450 20,378 19,143 22,162 27,483

Total turnover costs 62,566 47,586 47,713 52,751 58,074

Total capital expenditures $ 106,586 $ 66,933 $ 73,403 $ 98,366 $ 107,590

Trailing four quarters—% of gross NOI 14.5% 14.4% 13.5% 13.7% 13.6%

Weighted average ownership percent 73.3% 69.9% 66.7% 73.7% 71.4%

Prologis share $ 78,153 $ 46,774 $ 48,982 $ 72,465 $ 76,862

Same Store Information

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Square feet of population 489,808 505,644 496,858 490,614 487,240

Average occupancy 94.3% 94.1% 94.2% 94.7% 95.4%

Percentage change:

Rental income 0.8% 1.5% 3.1% 2.9% 4.7%

Rental expenses (4.2%) (2.1%) 1.3% 0.9% 6.2%

NOI—GAAP 2.7% 3.0% 3.8% 3.7% 4.1%

NOI—Adjusted Cash 3.0% 4.1% 5.3% 4.0% 4.4%

Average occupancy 0.7% 1.3% 1.1% 1.2% 1.2%

Turnover Costs: per Square Foot ($) and per Value of Lease (%)

9.3%

$1.80 9.0%

8.2% 8.1%

7.0% 8%

$1.60 $1.57

$1.48 $1.51

6%

$1.41

$1.40

4%

$1.26

$1.20

2%

$1.00 0%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Property Improvements per Square Foot

$0.09 $0.09

$0.09 `

$0.08

$0.07

$0.06 $0.06 $0.06 $0.06

$0.06

$0.05

$0.04

$0.03

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

$ per square foot trailing four quarters

Copyright © 2015 Prologis

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

Supplemental 4Q 2014

(square feet in thousands)

	# of Buildings	Square Feet				Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share Sq Ft	Prologis Share (%)	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Global Markets									
U.S.									
Atlanta	108	14,343	11,798	82.3	3.4	93.3	94.6	94.1	95.1
Baltimore/Washington	66	8,073	5,915	73.3	1.7	95.5	95.5	95.5	95.5
Central Valley	25	10,197	9,308	91.3	2.7	100.0	100.0	100.0	100.0
Central & Eastern PA	30	14,925	11,252	75.4	3.2	96.7	95.7	96.7	95.7
Chicago	210	35,591	29,076	81.7	8.4	98.1	98.7	98.1	98.7
Dallas/Ft. Worth	154	24,405	20,779	85.1	6.0	93.1	92.3	93.3	92.4
Houston	98	12,373	8,906	72.0	2.5	98.8	98.6	98.8	98.6
New Jersey/New York City	139	21,926	16,922	77.2	4.9	96.0	95.7	96.0	95.7
San Francisco Bay Area	217	18,261	15,276	83.7	4.4	96.4	96.7	97.2	97.5
Seattle	82	10,923	5,359	49.1	1.5	96.9	97.5	97.1	97.6
South Florida	91	10,679	7,665	71.8	2.2	96.6	95.9	98.2	97.7
Southern California	306	58,793	48,416	82.3	13.9	97.1	97.0	97.1	97.0
Canada	21	7,065	6,492	91.9	1.9	98.3	98.2	99.2	99.1
Mexico									
Guadalajara	25	5,872	2,726	46.4	0.8	98.5	98.5	98.5	98.5
Mexico City	46	10,762	5,146	47.8	1.5	96.1	96.2	96.1	96.2
Monterrey	24	3,413	1,566	45.9	0.5	94.1	94.1	94.9	94.9
Brazil	14	5,266	789	15.0	0.2	95.5	92.4	95.5	92.4
Americas total	**1,656**	**272,867**	**207,391**	**76.0**	**59.7**	**96.6**	**96.6**	**96.8**	**96.8**
Belgium	12	2,497	1,250	50.1	0.4	91.8	88.4	91.8	88.4
Czech Republic	38	7,737	3,288	42.5	0.9	94.4	94.3	94.4	94.3
France	131	32,010	14,186	44.3	4.1	94.8	94.6	94.8	94.6
Germany	96	20,405	7,761	38.0	2.2	97.4	96.9	98.7	98.5
Italy	28	8,813	4,761	54.0	1.4	89.2	81.9	89.2	81.9
Netherlands	66	14,526	5,651	38.9	1.6	96.5	96.0	96.6	96.1
Poland	103	23,056	9,858	42.8	2.8	93.8	94.5	95.3	95.6
Spain	30	8,191	3,973	48.5	1.1	84.6	87.0	86.3	88.8
United Kingdom	89	21,033	8,855	42.1	2.6	98.4	98.4	99.3	99.5
Europe total	**593**	**138,268**	**59,583**	**43.1**	**17.1**	**94.7**	**93.9**	**95.4**	**94.6**
China	33	7,597	3,115	41.0	0.9	89.9	82.1	90.6	82.3
Japan	31	22,113	4,371	19.8	1.2	97.6	93.8	97.9	94.1
Singapore	5	959	959	100.0	0.3	100.0	100.0	100.0	100.0
Asia total	**69**	**30,669**	**8,445**	**27.5**	**2.4**	**95.8**	**90.2**	**96.1**	**90.4**
Total global markets	**2,318**	**441,804**	**275,419**	**62.3**	**79.2**	**95.9**	**95.8**	**96.3**	**96.1**
Regional markets (A)									
Columbus	27	8,545	7,680	89.9	2.2	99.5	99.5	99.5	99.5
Denver	27	4,491	4,182	93.1	1.2	100.0	100.0	100.0	100.0
San Antonio	50	5,606	4,981	88.9	1.4	99.1	99.1	99.1	99.1
Orlando	33	3,895	3,312	85.0	1.0	93.4	93.4	96.3	95.6
Cincinnati	23	5,899	4,784	81.1	1.4	99.7	99.7	99.7	99.7
Remaining other regional (16 markets)	343	60,778	42,362	69.7	12.2	96.6	96.8	96.8	97.0
Regional markets total	**503**	**89,214**	**67,301**	**75.4**	**19.4**	**97.3**	**97.5**	**97.6**	**97.8**
Other markets (10 markets)	**32**	**5,956**	**4,878**	**81.9**	**1.4**	**93.8**	**94.1**	**93.9**	**95.4**
Total operating portfolio - owned and managed	**2,853**	**536,974**	**347,598**	**64.7**	**100.0**	**96.1**	**96.1**	**96.5**	**96.4**

(A) Selected and ordered by Prologis share of Gross Book Value ($).

19

Copyright © 2015 Prologis

Operations Overview

Operating Portfolio – NOI and Gross Book Value

(dollars in thousands)

Supplemental 4Q 2014

Fourth Quarter N OI Gross Book Value

Owned and Prologis Share (A) % o f Owned and Prologis Share % o f

Managed ($) (%) Total Managed ($) (%) Total

Global Market s

U.S.

Atlanta $ 9,830 $ 7,800 79.3 2.1 $ 657,146 $ 516,074 78.5 2.1

Baltimore/Washington 11,847 8,952 75.6 2.4 706,223 513,382 72.7 2.1

Central Valley 9,843 9,065 92.1 2.4 558,138 513,188 91.9 2.1

Central & Eastern PA 15,046 10,968 72.9 2.9 927,252 682,368 73.6 2.8

Chicago 28,964 22,778 78.6 6.1 2,137,078 1,675,052 78.4 6.9

Dallas/Ft. Worth 19,551 15,547 79.5 4.2 1,245,974 993,335 79.7 4.1

Houston 13,285 9,090 68.4 2.4 754,346 492,291 65.3 2.0

New Jersey/New York City 27,938 20,638 73.9 5.5 1,978,072 1,383,143 69.9 5.7

San Francisco Bay Area 28,503 23,635 82.9 6.3 1,837,550 1,537,846 83.7 6.4

Seattle 14,364 6,783 47.2 1.8 1,044,750 510,583 48.9 2.1

South Florida 15,607 11,092 71.1 3.0 1,081,769 809,639 74.8 3.3

Southern California 66,511 53,826 80.9 14.4 5,295,266 4,281,343 80.9 17.7

Canada 8,267 7,479 90.5 2.0 642,728 582,618 90.6 2.4

Mexico

Guadalajara 7,113 3,418 48.1 0.9 315,122 146,917 46.6 0.6

Mexico City 13,589 6,301 46.4 1.7 724,319 345,724 47.7 1.4

Monterrey 4,211 1,932 45.9 0.5 196,639 90,198 45.9 0.4

Brazil 11,587 1,583 13.7 0.4 414,355 57,231 13.8 0.3

Americas total 3 0 6 ,0 56 2 2 0 ,8 8 7 72 .2 59 .0 2 0 ,516 ,72 7 15,13 0 ,9 3 2 73 .7 6 2 .4

Belgium 3,137 1,471 46.9 0.4 179,404 90,084 50.2 0.4

Czech Republic 8,626 3,517 40.8 0.9 518,874 213,140 41.1 0.9

France 38,110 16,037 42.1 4.3 2,354,233 1,010,059 42.9 4.2

Germany 29,347 11,071 37.7 3.0 1,655,157 616,268 37.2 2.5

Italy 7,888 3,635 46.1 1.0 498,953 268,492 53.8 1.1

Netherlands 20,466 7,948 38.8 2.1 1,197,299 471,189 39.4 1.9

Poland 21,155 9,149 43.2 2.4 1,421,752 571,187 40.2 2.4

Spain 8,836 4,487 50.8 1.2 577,083 287,695 49.9 1.2

United Kingdom 46,638 19,600 42.0 5.2 2,784,984 1,164,580 41.8 4.8

Europe total 18 4 ,2 0 3 76 ,9 15 4 1.8 2 0 .5 11,18 7,73 9 4 ,6 9 2 ,6 9 4 4 1.9 19 .4

China 6,342 1,602 25.3 0.4 387,508 125,736 32.4 0.5

Japan 51,531 8,747 17.0 2.3 3,567,803 691,691 19.4 2.8

Singapore 1,782 1,782 100.0 0.5 140,303 140,303 100.0 0.6

Asia total 59 ,6 55 12 ,13 1 2 0 .3 3 .2 4 ,0 9 5,6 14 9 57,73 0 2 3 .4 3 .9

Total global markets 54 9 ,9 14 3 0 9 ,9 3 3 56 .4 8 2 .7 3 5,8 0 0 ,0 8 0 2 0 ,78 1,3 56 58 .0 8 5.7

Regional markets ( B )

Columbus 6,088 5,443 89.4 1.5 297,320 269,279 90.6 1.1

Denver 4,982 4,647 93.3 1.2 272,418 254,500 93.4 1.1

San Antonio 5,376 4,741 88.2 1.3 255,715 224,979 88.0 0.9

Orlando 3,670 3,058 83.3 0.8 261,761 223,232 85.3 0.9

Cincinnati 4,984 3,953 79.3 1.1 256,015 202,043 78.9 0.9

Remaining other regional (16 markets) 57,906 37,978 65.6 10.1 3,137,916 2,063,494 65.8 8.5

Regional markets total 8 3 ,0 0 6 59 ,8 2 0 72 .1 16 .0 4 ,4 8 1,14 5 3 ,2 3 7,52 7 72 .2 13 .4

Other market s ( 10 market s) 5,9 9 6 4 ,72 2 78 .8 1.3 3 0 7,9 2 9 2 2 8 ,0 6 5 74 .1 0 .9

Total operating portfolio—owned and managed $ 6 3 8 ,9 16 $ 3 74 ,4 75 58 .6 10 0 .0 $ 4 0 ,58 9 ,154 $ 2 4 ,2 4 6 ,9 4 8 59 .7 10 0 .0

(A) Prologis share of NOI for the properties that were contributed to or acquired from the co-investment ventures is included at our actual share prior to and subsequent to the change in ownership. (B) Selected and ordered by Prologis share of Gross Book Value ($).

Copyright © 2015 Prologis

Operations Overview

Operating Portfolio – Summary by Division

Supplemental 4Q 2014

(square feet and dollars in thousands)

	# of Buildings	Square Feet				Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share Sq Ft	Prologis Share %	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated									
Americas	1,540	266,140	244,800	92.0	70.4	96.9	96.9	97.1	97.1
Europe	48	11,086	11,086	100.0	3.2	88.8	88.8	88.8	88.8
Asia	17	4,498	4,498	100.0	1.3	83.4	83.4	83.5	83.5
Total operating portfolio - consolidated	**1,605**	**281,724**	**260,384**	**92.4**	**74.9**	**96.4**	**96.3**	**96.6**	**96.5**
Unconsolidated									
Americas	584	86,081	27,195	31.6	7.9	96.1	96.1	96.4	96.3
Europe	612	142,998	56,072	39.2	16.1	95.4	95.1	96.0	95.8
Asia	52	26,171	3,947	15.1	1.1	97.9	97.9	98.3	98.3
Total operating portfolio - unconsolidated	**1,248**	**255,250**	**87,214**	**34.2**	**25.1**	**95.9**	**95.5**	**96.4**	**96.1**
Total									
Americas	2,124	352,221	271,995	77.2	78.3	96.7	96.8	97.0	97.0
Europe	660	154,084	67,158	43.6	19.3	94.9	94.0	95.5	94.6
Asia	69	30,669	8,445	27.5	2.4	95.8	90.2	96.1	90.4
Total operating portfolio - owned and managed	**2,853**	**536,974**	**347,598**	**64.7**	**100.0**	**96.1**	**96.1**	**96.5**	**96.4**
Value added properties - consolidated	2	558	558	100.0		34.8	34.8	34.8	34.8
Value added properties - unconsolidated	30	5,450	1,963	36.0		50.1	51.2	54.2	56.0
Total owned and managed	**2,885**	**542,982**	**350,119**	**64.5**		**95.6**	**95.8**	**96.0**	**96.1**

	Fourth Quarter NOI				Gross Book Value			
	Owned and Managed	Prologis Share (A) $	Prologis Share (A) %	% of Total	Owned and Managed	Prologis Share $	Prologis Share %	% of Total
Consolidated								
Americas	$265,474	$243,166	91.6	64.9	$17,566,666	$16,163,184	92.0	66.7
Europe	9,780	9,780	100.0	2.6	651,467	651,467	100.0	2.7
Asia	3,685	3,685	100.0	1.0	400,000	400,000	100.0	1.6
Total operating portfolio - consolidated	**$278,939**	**$256,631**	**92.0**	**68.5**	**$18,618,133**	**$17,214,651**	**92.5**	**71.0**
Unconsolidated								
Americas	$111,347	$33,950	30.5	9.1	$6,697,092	$1,963,361	29.3	8.1
Europe	192,660	75,448	39.2	20.2	11,578,315	4,511,206	39.0	18.6
Asia	55,970	8,446	15.1	2.2	3,695,614	557,730	15.1	2.3
Total operating portfolio - unconsolidated	**$359,977**	**$117,844**	**32.7**	**31.5**	**$21,971,021**	**$7,032,297**	**32.0**	**29.0**
Total								
Americas	$376,821	$277,116	73.5	74.0	$24,263,758	$18,126,545	74.7	74.8
Europe	202,440	85,228	42.1	22.8	12,229,782	5,162,673	42.2	21.3
Asia	59,655	12,131	20.3	3.2	4,095,614	957,730	23.4	3.9
Total operating portfolio - owned and managed	**$638,916**	**$374,475**	**58.6**	**100.0**	**$40,589,154**	**$24,246,948**	**59.7**	**100.0**
Value added properties - consolidated	(37)	(37)	100.0		17,319	17,319	100.0	
Value added properties - unconsolidated	3,257	1,150	35.3		325,292	114,281	35.1	
Total owned and managed	**$642,136**	**$375,588**	**58.5**		**$40,931,765**	**$24,378,548**	**59.6**	

(A) Prologis share of NOI for the properties that were contributed to or acquired from the co-investment ventures is included at our actual share prior to and subsequent to the change in ownership.

21

Copyright © 2015 Prologis

Operations Overview

Customer Information – Owned and Managed

(square feet and dollars in thousands)

Supplemental 4Q 2014

Top Customers

		% of Net Effective Rent	Total Square Feet
1	DHL	2.1	10,031
2	Kuehne + Nagel	1.4	6,299
3	CEVA Logistics	1.4	7,125
4	Geodis	1.2	6,273
5	Amazon.com	1.0	4,440
6	Nippon Express Group	0.9	2,818
7	Home Depot	0.9	4,177
8	United States Government	0.8	1,417
9	Wal-Mart Stores	0.8	5,072
10	Tesco	0.7	3,118
Top 10 Customers		11.2	50,770
11	FedEx Corporation	0.7	2,488
12	DB Schenker	0.7	3,458
13	PepsiCo	0.6	3,939
14	Hitachi	0.6	1,872
15	Ingram Micro	0.5	2,959
16	Bayerische Motoren Werke AG (BMW)	0.5	2,273
17	Panalpina	0.5	2,031
18	ND Logistics	0.5	2,990
19	La Poste	0.4	1,619
20	UPS	0.4	2,545
21	LG	0.4	2,707
22	Schneider Electric	0.4	1,487
23	UTi	0.4	2,093
24	Con-Way (Menlo Worldwide Logistics)	0.4	2,586
25	Cal Cartage / Brookvale	0.4	1,231
Top 25 Customers		18.6	87,048

Lease Expirations - Operating Portfolio - Owned and Managed

Year	Occupied Sq Ft	Net Effective Rent $	% of Total	$ Per Sq Ft
2015	78,696	$ 389,990	14.9	4.96
2016	103,315	494,917	18.9	4.79
2017	95,878	485,008	18.5	5.06
2018	66,838	346,815	13.2	5.19
2019	51,874	276,437	10.5	5.33
Thereafter	109,691	629,002	24.0	5.74
	506,292	$ 2,622,169	100.0	5.18
Month to month	9,975			
Total	516,267			

Lease Expirations - Operating Portfolio - Prologis Share

Year	Occupied Sq Ft	Net Effective Rent $	% of Total	$ Per Sq Ft
2015	52,210	$ 240,309	15.4	4.60
2016	66,444	292,876	18.7	4.41
2017	61,836	289,789	18.5	4.69
2018	42,957	210,100	13.4	4.89
2019	36,355	176,661	11.3	4.86
Thereafter	67,040	353,612	22.7	5.28
	326,842	$ 1,563,347	100.0	4.79
Month to month	7,212			
Total	334,054			

22

Copyright © 2015 Prologis

Capital Deployment

Overview – Owned and Managed

(in millions)

Supplemental 4Q 2014

Development Starts (TEI)

$2,500

$2,034

$2,000

$1,771

$1,553

$1,500

$1,017

$1,000

$500

$-

2011 2012 2013 2014

Development Stabilizations

$2,000

$1,600

$1,401

$1,200 $1,105

$800 $772

$400 $280

$-

2011 2012 2013 2014

Value Creation $26 $184 $426 $255

Building Acquisitions

$1,600 $1,543

$1,200 $1,053

$800

$544

$400 $311

$-

2011 2012 2013 2014

Land Portfolio

$2,500

$2,040

$2,000 $1,894

$1,797

$1,585

$1,500

$1,000

$500

$-

12/31/2011 12/31/2012 12/31/2013 12/31/2014

Copyright © 2015 Prologis

Capital Deployment

Value Creation from Development Stabilization

(square feet and dollars in thousands)

Supplemental 4Q 2014

	Q4 2014					FY 2014				
			TBI					TBI		
	Square Feet	Leased % at Start	Owned and Managed	Prologis Share ($)	Prologis Share (%)	Square Feet	Leased % at Start	Owned and Managed	Prologis Share ($)	Prologis Share (%)
Americas										
U.S.										
Central	1,791	100.0	$ 76,090	$ 76,090	100.0	5,434	82.8	$ 226,301	$ 226,301	100.0
East	135	100.0	15,072	15,072	100.0	1,461	90.4	165,834	162,606	98.1
Northwest	-	-	-	-	-	348	30.7	29,985	29,985	100.0
Southwest	427	0.0	24,644	24,644	100.0	2,040	16.0	125,167	125,167	100.0
Canada	378	0.0	38,810	38,810	100.0	378	0.0	38,810	38,810	100.0
Mexico	-	-	-	-	-	1,141	0.0	71,844	63,374	88.2
Brazil	577	0.0	48,137	12,034	25.0	1,242	0.0	109,568	34,840	31.8
Americas total	**3,308**	**58.2**	**202,753**	**166,650**	**82.2**	**12,044**	**51.9**	**767,509**	**681,083**	**88.7**
Europe										
Northern	-	-	-	-	-	120	100.0	9,590	3,048	31.8
Southern	-	-	-	-	-	1,192	81.6	70,750	54,804	77.5
Central	81	100.0	6,462	6,462	100.0	966	75.3	61,079	61,079	100.0
United Kingdom	227	0.0	21,364	21,364	100.0	563	59.7	61,151	61,151	100.0
Europe total	**308**	**26.3**	**27,826**	**27,826**	**100.0**	**2,841**	**75.9**	**202,570**	**180,082**	**88.9**
Asia										
Japan	-	-	-	-	-	619	27.0	79,145	79,145	100.0
China	358	0.0	16,868	7,235	42.9	1,018	44.4	54,189	12,833	23.7
Singapore	-	-	-	-	-	17	100.0	2,048	2,048	100.0
Asia total	**358**	**0.0**	**16,868**	**7,235**	**42.9**	**1,654**	**38.4**	**135,382**	**94,026**	**69.5**
Total	**3,974**	**50.5**	**$ 247,447**	**$ 201,711**	**81.5**	**16,539**	**54.7**	**$ 1,105,461**	**$ 955,191**	**86.4**

	Q4 2014	FY 2014
Weighted average estimated stabilized yield	8.0%	7.7%
Pro forma NOI	$19,831	$84,661
Weighted average estimated cap rate at stabilization	6.5%	6.2%
Estimated value creation	$55,414	$254,524
Estimated development margin	22.4%	23.0%
Prologis share of estimated value creation ($)	**$46,138**	**$235,784**
Prologis share of estimated value creation (%)	**83.3%**	**92.6%**

24

Copyright © 2015 Prologis

Capital Deployment

Development Starts

Supplemental 4Q 2014

(square feet and dollars in thousands)

	Q4 2014					FY 2014				
			TEI					TEI		
	Square Feet	Leased % at Start	Owned and Managed	Prologis Share ($)	Prologis Share (%)	Square Feet	Leased % at Start	Owned and Managed	Prologis Share ($)	Prologis Share (%)
Americas										
U.S.										
Central	671	100.0	$ 37,123	$ 37,123	100.0	2,454	41.3	$ 136,690	$ 136,690	100.0
East	1,404	50.9	72,501	72,501	100.0	4,833	58.5	255,694	255,694	100.0
Northwest	1,001	0.0	63,614	63,614	100.0	1,708	6.3	113,947	113,947	100.0
Southwest	186	0.0	16,231	16,231	100.0	1,327	0.0	91,365	91,365	100.0
Canada	483	0.0	43,110	43,110	100.0	637	0.0	56,401	56,401	100.0
Mexico	376	0.0	23,219	16,780	72.3	1,802	27.8	116,579	110,140	94.5
Brazil	1,071	100.0	74,018	37,009	50.0	1,071	100.0	74,018	37,009	50.0
Americas total	**5,192**	**47.3**	**329,816**	**286,368**	**86.8**	**13,832**	**39.9**	**844,694**	**801,246**	**94.9**
Europe										
Northern	564	100.0	35,034	35,034	100.0	1,299	63.9	90,072	85,118	94.5
Southern	532	100.0	40,102	40,102	100.0	671	100.0	56,836	56,836	100.0
Central	811	100.0	49,057	49,057	100.0	2,076	53.4	132,637	132,637	100.0
United Kingdom (A)	1,028	56.7	150,864	123,980	82.2	1,732	46.6	264,663	237,779	89.8
Europe total	**2,935**	**84.8**	**275,057**	**248,173**	**90.2**	**5,778**	**59.1**	**544,208**	**512,370**	**94.1**
Asia										
Japan	624	0.0	86,182	86,182	100.0	3,100	9.1	448,700	448,700	100.0
China	486	0.0	34,107	5,116	15.0	3,251	12.8	195,932	29,390	15.0
Singapore	-	-	-	-	-	-	-	-	-	-
Asia total	**1,110**	**0.0**	**120,289**	**91,298**	**75.9**	**6,351**	**11.0**	**644,632**	**478,090**	**74.2**
Total	**9,237**	**53.6**	**$ 725,162**	**$ 625,839**	**86.3**	**25,961**	**37.1**	**$ 2,033,534**	**$ 1,791,706**	**88.1**

	Q4 2014	FY 2014
Weighted average estimated stabilized yield	7.3%	7.2%
Pro forma NOI	$52,896	$146,932
Weighted average estimated cap rate at stabilization	6.0%	6.0%
Estimated value creation	$151,931	$405,998
Estimated development margin	21.0%	20.0%
Prologis share of estimated value creation ($)	**$121,707**	**$347,463**
Prologis share of estimated value creation (%)	**80.1%**	**85.6%**
% BTS (based on Prologis share)	49.6%	32.6%

(A) In the fourth quarter of 2014, we entered into a development joint venture with one other investor. This venture is not considered a co-investment venture but we are developing the project and therefore it has been included in the fourth quarter and 2014 development information.

25

Copyright © 2015 Prologis

Capital Deployment

Development Portfolio

(square feet and dollars in thousands)

Supplemental 4Q 2014

	Pre-Stabilized Developments				Under Development: 2015 Expected Completion			Under Development: 2016 and Thereafter Expected Completion			Total Development Portfolio				
			TEI			TEI			TEI				TEI		
	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	Owned and Managed	Prologis Share ($)	Prologis Share (%)
Americas															
U.S.															
Central	1,002	29.3	$52,143	$52,143	1,597	$93,471	$93,471	-	$ -	$ -	2,599	47.9	$145,614	$145,614	100.0
East	1,817	24.7	174,971	174,971	4,948	264,275	264,275	-	-	-	6,765	49.9	439,246	439,246	100.0
Northwest	402	100.0	22,548	22,548	1,602	101,763	101,763	-	-	-	2,004	33.1	124,311	124,311	100.0
Southwest	809	0.0	52,265	52,265	1,473	106,095	106,095	-	-	-	2,282	56.0	158,360	158,360	100.0
Canada	532	0.0	54,836	54,836	637	55,973	55,973	-	-	-	1,169	0.0	110,809	110,809	100.0
Mexico	640	34.6	41,098	41,098	1,964	124,719	118,280	-	-	-	2,604	27.7	165,817	159,378	96.1
Brazil	962	45.4	80,595	26,699	-	-	-	1,071	74,018	37,009	2,033	74.2	154,613	63,708	41.2
Americas total	**6,164**	**29.2**	**478,456**	**424,560**	**12,221**	**746,296**	**739,857**	**1,071**	**74,018**	**37,009**	**19,456**	**45.2**	**1,298,770**	**1,201,426**	**92.5**
Europe															
Northern	242	0.0	24,215	19,921	1,222	80,851	80,851	-	-	-	1,464	56.7	105,066	100,772	95.9
Southern	-	-	-	-	1,281	99,581	90,589	-	-	-	1,281	100.0	99,581	90,589	91.0
Central	486	79.5	28,292	28,292	1,387	83,089	83,089	-	-	-	1,873	69.0	111,381	111,381	100.0
United Kingdom (A)	449	0.0	72,039	72,039	2,586	352,172	325,289	-	-	-	3,035	59.3	424,211	397,328	93.7
Europe total	**1,177**	**32.8**	**124,546**	**120,252**	**6,476**	**615,693**	**579,818**	**-**	**-**	**-**	**7,653**	**68.0**	**740,239**	**700,070**	**94.6**
Asia															
Japan	1,147	80.4	118,398	118,398	3,123	383,755	383,755	1,769	244,975	244,975	6,039	31.6	747,128	747,128	100.0
China	202	0.0	10,621	1,593	4,822	295,946	44,392	1,811	107,732	16,160	6,835	6.9	414,299	62,145	15.0
Singapore	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Asia total	**1,349**	**68.4**	**129,019**	**119,991**	**7,945**	**679,701**	**428,147**	**3,580**	**352,707**	**261,135**	**12,874**	**18.4**	**1,161,427**	**809,273**	**69.7**
Total	**8,690**	**35.8**	**$732,021**	**$664,803**	**26,642**	**$2,041,690**	**$1,747,822**	**4,651**	**$426,725**	**$298,144**	**39,983**	**40.9**	**$3,200,436**	**$2,710,769**	**84.7**

	Pre-Stabilized Owned and Managed	Pre-Stabilized Prologis Share	2015 Owned and Managed	2015 Prologis Share	2016 and Thereafter Owned and Managed	2016 and Thereafter Prologis Share	Total Owned and Managed	Total Prologis Share ($)
Cost to complete	$ 76,369	$ 68,246	$ 896,386	$ 782,978	$ 328,942	$ 236,156	$ 1,301,697	$ 1,087,380
Percent build to suit (based on Prologis share)		0.0%		41.1%		12.4%		27.8%
Weighted average estimated stabilized yield								
Americas	7.5%		7.0%		12.4%		7.5%	
Europe	8.0%		7.0%		-		7.2%	
Asia	7.0%		6.9%		6.7%		6.9%	
Total	7.5%		7.0%		7.7%		7.2%	

Pro forma NOI	$ 230,407
Weighted average estimated cap rate at stabilization	5.8%
Estimated value creation	$ 717,943
Estimated development margin	22.4%
Prologis share of estimated value creation	**$ 681,960**
Prologis share of estimated value creation	95.0%

(A) In the fourth quarter of 2014, we entered into a development joint venture with one other investor. This venture is not considered a co-investment venture but we are developing the project and therefore it has been included in the fourth quarter and 2014 development information.

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Copyright © 2015 Prologis

Capital Deployment

Third Party Building Acquisitions and Equity Invested in Co-Investment Ventures

Supplemental 4Q 2014

(square feet and dollars in thousands)

	Q4 2014					FY 2014				
	Square Feet	Prologis Share of Square Feet	Owned and Managed Acquisition Cost	Prologis Share of Acquisition Cost ($)	Prologis Share of Acquisition Cost (%)	Square Feet	Prologis Share of Square Feet	Owned and Managed Acquisition Cost	Prologis Share of Acquisition Cost ($)	Prologis Share of Acquisition Cost (%)
Third Party Building Acquisitions										
Americas										
Prologis wholly owned	-	-	-	-	-	1,004	1,004	$ 84,595	$ 84,595	100.0
Prologis Targeted U.S. Logistics Fund	488	118	72,010	17,521	24.3	2,980	745	236,476	58,871	24.9
FIBRA Prologis	-	-	-	-	-	57	26	2,805	1,262	45.0
Total Americas	488	118	72,010	17,521	24.3	4,041	1,775	323,876	144,728	44.7
Europe										
Prologis Targeted Europe Logistics Fund	-	-	-	-	-	1,166	505	171,320	74,148	43.3
Prologis European Properties Fund II	859	266	47,628	14,807	31.1	6,056	1,892	424,772	132,790	31.3
Prologis Europe Logistics Venture 1	-	-	-	-	-	180	27	10,305	1,546	15.0
Prologis European Logistics Partners	457	229	31,736	15,868	50.0	6,486	3,244	612,407	306,204	50.0
Total Europe	1,316	495	79,364	30,675	38.7	13,888	5,668	1,218,804	514,688	42.2
Asia	-	-	-	-	-	-	-	-	-	-
Total Third Party Building Acquisitions	1,804	613	$ 151,374	$ 48,196	31.8	17,929	7,443	$ 1,542,680	$ 659,416	42.7
Weighted average stabilized cap rate				6.5%					6.4%	

	Q4 2014			FY 2014		
	Ownership Before	Ownership After	Total Equity Invested	Ownership Before	Ownership After	Total Equity Invested
Equity Invested in Co-Investment Ventures						
Prologis North American Industrial Fund	63.3%	66.1%	$ 46,834	23.1%	66.1%	$ 678,970
Total Equity Invested in Co-Investment Ventures			$ 46,834			$ 678,970

(A) We began consolidating this venture in the fourth quarter. See notes and definitions for further explanations.

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Copyright © 2015 Prologis

Capital Deployment

Dispositions and Contributions

Supplemental 4Q 2014

(square feet and dollars in thousands)

	Q4 2014					FY 2014				
	Square Feet	Prologis Share of Square Feet	Owned and Managed Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)	Square Feet	Prologis Share of Square Feet	Owned and Managed Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)
Third Party Building Dispositions										
Americas										
Prologis wholly owned	5,193	5,193	$ 361,917	$ 361,917	100.0	17,830	17,830	$ 938,974	$ 938,974	100.0
Prologis AMS (B)	-	-	-	-	-	748	288	64,501	24,868	38.6
Prologis Targeted U.S. Logistics Fund	314	76	78,650	19,136	24.3	1,022	258	130,966	32,614	24.9
Prologis North American Industrial Fund	-	-	-	-	-	838	325	42,720	16,709	39.1
Total Americas	5,507	5,269	440,567	381,053	86.5	20,438	18,701	1,177,161	1,013,165	86.1
Europe										
Prologis Targeted Europe Logistics Fund	137	59	59,697	25,777	43.2	170	73	63,852	27,579	43.2
Prologis European Logistics Partners	-	-	-	-	-	594	297	56,925	28,462	50.0
Total Europe	137	59	59,697	25,777	43.2	764	370	120,777	56,041	46.4
Asia										
Prologis wholly owned	-	-	-	-	-	1,278	1,278	183,310	183,310	100.0
Total Asia	-	-	-	-	-	1,278	1,278	183,310	183,310	100.0
Total Third Party Building Dispositions	5,644	5,328	$ 500,264	$ 406,830	81.3	22,480	20,349	$ 1,481,248	$ 1,252,516	84.6
Building Contributions to Co-Investment Ventures										
Americas										
Prologis U.S. Logistics Venture (B)	-	-	$ -	$ -	-	12,797	12,797	$ 1,008,310	$ 453,366	45.0
FIBRA Prologis (C) - wholly owned	924	924	66,600	36,051	54.1	924	924	66,600	36,051	54.1
FIBRA Prologis (C) - Mexico Fondo Logistico	635	635	40,400	4,374	10.8	635	635	40,400	4,374	10.8
Total Americas	1,559	1,559	107,000	40,425	37.8	14,356	14,356	1,115,310	493,791	44.3
Europe										
Prologis Targeted Europe Logistics Fund	494	494	76,915	43,703	56.8	661	661	103,172	58,575	56.8
ProLogis European Properties Fund II	389	389	29,257	20,161	68.9	389	389	29,257	20,161	68.9
Total Europe	883	883	106,172	63,864	60.2	1,050	1,050	132,429	78,736	59.5
Asia										
Nippon Prologis REIT	-	-	-	-	-	2,390	2,390	442,554	376,171	85.0
Total Asia	-	-	-	-	-	2,390	2,390	442,554	376,171	85.0
Total Contributions to Co-Investment Ventures	2,442	2,442	$ 213,172	$ 104,289	48.9	17,796	17,796	$ 1,690,293	$ 948,698	56.1
Total Building Dispositions and Contributions	8,086	7,770	$ 713,436	$ 511,119	71.6	40,276	38,145	$ 3,171,541	$ 2,201,214	69.4
Land dispositions			22,825	22,825	100.0			121,283	120,553	99.4
Other real estate dispositions			9,717	9,717	100.0			56,230	56,230	100.0
Grand Total Dispositions and Contributions			$ 745,978	$ 543,661	72.9			$ 3,349,054	$ 2,377,997	71.0
Weighted average stabilized cap rate on building dispositions and contributions				5.9%					6.2%	

(A) For contributions, this amount reflects cash proceeds to Prologis, net of units received for partial consideration.
(B) This is a consolidated co-investment venture.
(C) In June 2014, we completed the initial public offering for FIBRA Prologis, a Mexican real estate investment trust, on the Mexican Stock Exchange. We received equity units of FIBRA Prologis in exchange for our investment in 177 properties aggregating 29.7 million square feet. The portfolio of properties was purchased by FIBRA Prologis from us and two of our co-investment ventures (Prologis Mexico Fondo Logistico, a consolidated venture, and Prologis Mexico Industrial Fund, an unconsolidated venture).

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Copyright © 2015 Prologis

Capital Deployment

Land Portfolio – Owned and Managed

(square feet and dollars in thousands)

Supplemental 4Q 2014

Land by Market	Acres: Owned and Managed	Acres: Prologis Share Acres	Acres: Prologis Share (%)	Acres: Estimated Build Out (sq ft)	Current Book Value: Owned and Managed	Current Book Value: Prologis Share ($)	Current Book Value: Prologis Share (%)	Current Book Value: % of Total
Global markets								
U.S.								
Atlanta	473	473	100.0	6,619	$ 23,071	$ 23,071	100.0	1.4
Baltimore/Washington	39	39	100.0	400	1,567	1,567	100.0	0.1
Central Valley	1,025	1,025	100.0	19,560	54,016	54,016	100.0	3.3
Central & Eastern PA	188	188	100.0	2,474	26,079	26,079	100.0	1.6
Chicago	510	510	100.0	9,479	38,791	38,791	100.0	2.4
Dallas/Ft. Worth	552	552	100.0	9,156	46,451	46,451	100.0	2.8
Houston	70	70	100.0	1,112	8,636	8,636	100.0	0.5
New Jersey/New York City	148	148	100.0	2,356	66,964	66,964	100.0	4.1
San Francisco Bay Area	66	66	100.0	1,248	21,372	21,372	100.0	1.3
South Florida	316	316	100.0	5,629	158,140	158,140	100.0	9.7
Southern California	660	660	100.0	12,993	116,844	116,844	100.0	7.1
Canada	171	171	100.0	3,281	49,686	49,686	100.0	3.0
Mexico								
Guadalajara	50	50	100.0	1,066	11,615	11,615	100.0	0.7
Mexico City	301	301	100.0	5,661	112,503	112,503	100.0	6.9
Monterrey	172	166	96.7	2,868	32,225	31,559	97.9	1.9
Brazil	565	215	38.1	9,452	147,272	61,807	42.0	3.8
Americas total	**5,306**	**4,950**	**93.3**	**93,354**	**915,232**	**829,101**	**90.6**	**50.6**
Belgium	27	27	100.0	526	9,534	9,534	100.0	0.6
Czech Republic	217	217	100.0	3,504	42,074	42,074	100.0	2.6
France	449	397	88.4	8,398	78,831	70,735	89.7	4.3
Germany	58	58	100.0	1,161	13,540	13,540	100.0	0.8
Italy	107	87	81.2	2,451	30,084	21,681	72.1	1.3
Netherlands	56	56	100.0	1,538	47,789	47,789	100.0	2.9
Poland	634	634	100.0	12,215	74,576	74,576	100.0	4.6
Spain	137	118	86.4	2,871	26,354	21,430	81.3	1.3
United Kingdom	609	609	100.0	9,401	211,340	211,340	100.0	12.9
Europe total	**2,294**	**2,203**	**96.0**	**42,065**	**534,122**	**512,699**	**96.0**	**31.3**
China	178	43	24.2	4,933	64,647	14,703	22.7	0.9
Japan	53	53	100.0	2,423	90,462	90,462	100.0	5.5
Asia total	**231**	**96**	**41.6**	**7,356**	**155,109**	**105,165**	**67.8**	**6.4**
Total global markets	**7,831**	**7,249**	**92.6**	**142,775**	**1,604,463**	**1,446,965**	**90.2**	**88.3**
Regional markets (A)								
Hungary	335	335	100.0	5,604	35,348	35,348	100.0	2.2
Orlando	122	122	100.0	1,768	27,055	27,055	100.0	1.7
Juarez	137	137	100.0	2,692	13,864	13,864	100.0	0.8
Slovakia	97	84	86.5	2,121	15,525	13,820	89.0	0.8
Reynosa	196	196	100.0	3,460	12,221	12,221	100.0	0.7
Remaining other regional (11 markets)	571	571	100.0	9,717	38,699	38,699	100.0	2.4
Total regional markets	**1,458**	**1,445**	**99.1**	**25,362**	**142,712**	**141,007**	**98.8**	**8.6**
Total other markets (6 markets)	**519**	**519**	**100.0**	**8,651**	**50,193**	**50,193**	**100.0**	**3.1**
Total land portfolio - owned and managed	**9,808**	**9,213**	**93.9**	**176,788**	**$ 1,797,368**	**$ 1,638,165**	**91.1**	**100.0**
Original Cost Basis					**$ 2,560,058**	**$ 2,399,874**		

(A) Selected and ordered by our share of current book value.

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Copyright © 2015 Prologis

Capital Deployment

Land Portfolio – Summary and Roll Forward

(dollars in thousands)

Supplemental 4Q 2014

	Acres			Current Book Value		
Land Portfolio Summary	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Americas						
U.S.						
Central	1,424	1,424	15.4	$ 106,904	$ 106,904	6.5
East	1,688	1,688	18.3	333,737	333,737	20.4
Northwest	1,244	1,244	13.5	86,070	86,070	5.3
Southwest	752	752	8.2	125,778	125,778	7.7
Canada	171	171	1.9	49,686	49,686	3.0
Mexico	890	884	9.6	188,151	187,485	11.4
Brazil	565	215	2.3	147,272	61,807	3.8
Total Americas	**6,734**	**6,378**	**69.2**	**1,037,598**	**951,467**	**58.1**
Europe						
Central	1,372	1,359	14.8	174,011	172,306	10.5
Northern	169	169	1.8	84,041	84,041	5.1
Southern	693	602	6.5	135,269	113,846	7.0
United Kingdom	609	609	6.6	211,340	211,340	12.9
Total Europe	**2,843**	**2,739**	**29.7**	**604,661**	**581,533**	**35.5**
Asia						
China	178	43	0.5	64,647	14,703	0.9
Japan	53	53	0.6	90,462	90,462	5.5
Total Asia	**231**	**96**	**1.1**	**155,109**	**105,165**	**6.4**
Total land portfolio - owned and managed	**9,808**	**9,213**	**100.0**	**$ 1,797,368**	**$ 1,638,165**	**100.0**
Estimated Build Out (in TEI)				**$ 10,700,000**		

Land Roll Forward - Owned and Managed	Americas	Europe	Asia	Total
As of September 30, 2014	$ 981,122	$ 666,867	$ 126,218	$ 1,774,207
Acquisitions	100,692	17,371	59,980	178,043
Dispositions	(14,893)	(5,349)	-	(20,242)
Development starts	(40,869)	(59,252)	(28,500)	(128,621)
Infrastructure costs	31,994	10,356	3,862	46,212
Effect of changes in foreign exchange rates and other	(20,448)	(25,332)	(6,451)	(52,231)
As of December 31, 2014	**$ 1,037,598**	**$ 604,661**	**$ 155,109**	**$ 1,797,368**

30

Copyright © 2015 Prologis

Capitalization

Overview

Supplemental 4Q 2014

Assets Under Management

(in millions)


$32,918
$52,843
$52,843
$22,078
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Investment Capacity $3,017
Investors' share of ventures $16,908
AUM Strategic Capital $29,757
Asia 12.4%
Europe 25.1%
Debt $10,840
Prologis share of ventures $9,832
Americas 62.5%
Yen 1.5%
Other 2.0%
Total Enterprise Value $32,918
Euro (A) 7.2%
Direct owned and other $23,086
Equity $22,078
U.S. Dollar 89.3%
Total Enterprise Value
Assets Under Management
Total AUM by Division
Net Equity

Unencumbered Assets-Prologis Share

(in billions)


CIP and Land $3.2
Other $0.5
Operating Properties $18.1

Secured & Unsecured Debt-Prologis Share


Secured 27%
Unsecured 73%

Fixed vs. Floating Debt-Prologis Share


Floating 5%
Fixed 95%

Debt Metrics (B)

	2014 Fourth Quarter	2014 Third Quarter
Debt as % of gross real estate assets	36.5%	38.4%
Secured debt as % of gross real estate assets	10.2%	10.4%
Unencumbered gross real estate assets to unsecured debt	276.5%	255.7%
Fixed charge coverage ratio	3.30x	3.42x
Fixed charge coverage ratio, including development gains	3.68x	4.01x
Debt/Adjusted EBITDA	6.84x	7.21x
Debt/Adjusted EBITDA, including development gains	6.13x	6.15x
Debt/Adjusted EBITDA (adjusted for development)	5.75x	6.08x

Investment Ratings at December 31, 2014 (C)

Moody's	Baa1 (Outlook Stable)
Standard & Poor's	BBB+ (Outlook Stable)

(A) This includes the currencies in Europe in which we operate, predominately Euro and GBP.
(B) These calculations are included in the Notes and Definitions section, and are not calculated in accordance with the applicable SEC rules.
(C) A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

31

Copyright © 2015 Prologis

Capitalization

Debt Summary

(dollars in millions)

Supplemental 4Q 2014

	Prologis												
	Unsecured										Prologis Share		
Maturity	Senior	Exchangeable	Credit Facilities (A)	Other (A)	Secured Mortgage	Total	Consolidated Entities	Total Consolidated	Unconsolidated Entities (A)	Total	($)	% Maturing	Wtd. Avg. Interest Rate (B)
2015	$ -	$460	$ -	$1	$24	$485	$114	$599	$608	$1,207	$713	6.6	3.3%
2016	-	-	-	1	294	295	446	741	1,007	1,748	940	8.8	3.8%
2017	377	-	-	1	156	534	206	740	330	1,070	801	7.5	4.3%
2018	262	-	-	1	111	374	166	540	1,414	1,954	874	8.1	3.6%
2019	693	-	-	232	285	1,210	1	1,211	744	1,955	1,431	13.3	4.0%
2020	1,096	-	-	1	6	1,103	189	1,292	766	2,058	1,419	13.2	3.2%
2021	500	-	-	342	11	853	1	854	973	1,827	1,096	10.2	3.0%
2022	850	-	-	1	7	858	1	859	553	1,412	1,013	9.4	3.1%
2023	850	-	-	1	7	858	1	859	116	975	876	8.1	4.2%
2024	850	-	-	1	129	980	1	981	25	1,006	984	9.1	3.9%
2025	-	-	-	1	-	1	1	2	-	2	2	-	4.9%
Thereafter	607	-	-	6	-	613	2	615	-	615	614	5.7	3.0%
Subtotal	**6,085**	**460**	**-**	**589**	**1,030**	**8,164**	**1,129**	**9,293**	**6,536**	**15,829**	**10,763**	**100.0**	
Unamortized net premiums (discounts)	(8)	(3)	-	-	20	9	78	87	40	127	77		
Subtotal	**6,077**	**457**	**-**	**589**	**1,050**	**8,173**	**1,207**	**9,380**	**6,576**	**15,956**	**$ 10,840**		**3.6%**
Third party share of debt	-	-	-	-	-	-	(410)	(410)	(4,706)	(5,116)			
Prologis share of debt	**$6,077**	**$457**	**$0**	**$589**	**$1,050**	**$8,173**	**$797**	**$8,970**	**$1,870**	**$10,840**			
Prologis share of debt by local currency (C)													
Dollars	$2,978	$457	$ -	$16	$1,037	$4,488	$795	$5,283	$838		$6,121		
Euro	3,015	-	-	231	13	3,259	2	3,261	540		3,801		
GBP	-	-	-	-	-	-	-	-	272		272		
Yen	84	-	-	342	-	426	-	426	205		631		
Other	-	-	-	-	-	-	-	-	15		15		
Prologis share of debt	**$6,077**	**$457**	**$0**	**$589**	**$1,050**	**$8,173**	**$797**	**$8,970**	**$1,870**		**$10,840**		
Weighted average GAAP interest rate (D)	3.6%	3.3%	-	1.4%	6.1%	3.7%	2.5%	3.6%	3.4%		3.6%		
Weighted average remaining maturity in years	6.9	0.2	-	5.7	4.0	6.1	2.7	5.8	3.9		5.5		

Near Term Maturities	Prologis Share of Debt	Wtd Avg Interest Rate
Q1 2015	$481	3.2%
Q2 2015	72	4.6%
Q3 2015	99	2.7%
Q4 2015	61	4.0%
Total next 12 months	$713	3.3%

Liquidity	
Aggregate lender commitments- credit facilities	
Less:	$2,742
Borrowings outstanding	-
Outstanding letters of credit	35
Current availability- credit facilities	$2,707
Multi-currency term loan net availability	376
Unrestricted cash	351
Total liquidity	$3,434

(A) For any balances outstanding, the maturity date for the global senior credit facility, multi-currency term loan (Prologis share $231.0 million) and certain unconsolidated entity debt (Prologis share $215.1 million) is reflected at the extended maturity date if the extension is at the entity's option.

(B) Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums (discounts) associated with the respective debt were included in the maturities by year.

(C) We hedge the net assets of certain international subsidiaries using foreign currency forward contracts, including net investment hedges, to offset economic exposure by locking in forward exchange rates. As of December 31, 2014 we had contracts with a notional amount of €479.0 million ($620.0 million), ¥24.1 billion ($250.0 million) and £237.8 million ($400.0 million), scheduled to mature in 2015 through 2018.

(D) Interest rate is based on the effective rate and weighted based on borrowings outstanding.

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Copyright © 2015 Prologis

Capitalization

Debt Covenants and Other Metrics

(dollars in thousands)

Supplemental 4Q 2014

Covenants as of December 31, 2014 (A)

	Indenture (B)		Global Line	
	Covenant	Actual	Covenant	Actual
Leverage ratio	<60%	32.4%	<60%	32.0%
Fixed charge coverage ratio	>1.5x	4.56x	>1.5x	4.21x
Secured debt leverage ratio	<40%	7.5%	<40%	7.7%
Unencumbered asset to unsecured debt ratio	>150%	338.8%	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	595.0%

Encumbrances as of December 31, 2014

	Unencumbered	Encumbered	Total
Consolidated operating properties	$ 14,111,131	$ 4,524,321	$ 18,635,452
Consolidated development portfolio and land	3,036,744	15,022	3,051,766
Consolidated other investments in real estate and assets held for sale	532,421	14,440	546,861
Total consolidated	17,680,296	4,553,783	22,234,079
Less: third party share of investments in real estate	758,957	680,621	1,439,578
Total consolidated - Prologis share	16,921,339	3,873,162	20,794,501
Unconsolidated operating properties - Prologis share	4,789,075	2,357,503	7,146,578
Unconsolidated development portfolio and land - Prologis share	152,228	6,524	158,752
Gross real estate assets - Prologis share	**$ 21,862,642**	**$ 6,237,189**	**$ 28,099,831**

Secured and Unsecured Debt as of December 31, 2014

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 7,133,843	$ 1,030,216	$ 8,164,059
Consolidated entities debt	-	1,129,308	1,129,308
Our share of unconsolidated entities debt	772,193	1,081,127	1,853,320
Total debt - at par	7,906,036	3,240,651	11,146,687
Less: third party share of consolidated debt	-	(383,455)	(383,455)
Total Prologis share of debt - at par	7,906,036	2,857,196	10,763,232
Premium (discount) - consolidated	(11,341)	98,173	86,832
Less: third party share of consolidated debt discount (premium)	-	(26,342)	(26,342)
Our share of premium (discount) - unconsolidated	-	16,527	16,527
Total Prologis share of debt, net of premium (discount)	**$ 7,894,695**	**$ 2,945,554**	**$ 10,840,249**

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules. Please refer to the respective agreements for full financial covenant descriptions and calculation methods.

(B) These covenants are calculated in accordance with the Indenture dated June 8, 2011 and its supplemental indentures, including the Fifth Supplemental Indenture dated August 15, 2013.

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Copyright © 2015 Prologis

Net Asset Value

Components

(in thousands, except for percentages and per square foot)

Supplemental 4Q 2014

Operating

	Square Feet	Gross Book Value	GBV per Sq Ft	Fourth Quarter Adjusted Cash NOI (Actual)	Fourth Quarter Adjusted Cash NOI (Pro Forma)	Annualized Adjusted Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in consolidated operating portfolio							
Americas	244,800	$ 16,163,184	$ 66	$ 252,625	$ 252,625	$ 1,010,500	96.9%
Europe	11,086	651,467	59	10,558	10,558	42,232	88.8%
Asia	4,498	400,000	89	3,383	3,383	13,532	83.4%
Pro forma adjustment for mid-quarter acquisitions/development completions					658	2,632	
Prologis share of consolidated operating portfolio	**260,384**	**$ 17,214,651**	**$ 66**	**$ 266,566**	**$ 267,224**	**$ 1,068,896**	**96.3%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	27,195	$ 1,963,361	$ 72	$ 33,502	$ 33,502	$ 134,008	96.1%
Europe	56,072	4,511,206	80	78,754	78,754	315,016	95.1%
Asia	3,947	557,730	141	8,475	8,475	33,900	97.9%
Pro forma adjustment for mid-quarter acquisitions/development completions					519	2,076	
Prologis share of unconsolidated operating portfolio	**87,214**	**$ 7,032,297**	**$ 81**	**$ 120,731**	**$ 121,250**	**$ 485,000**	**95.5%**
Total operating portfolio	**347,598**	**$ 24,246,948**	**$ 70**	**$ 387,297**	**$ 388,474**	**$ 1,553,896**	**96.1%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED (Prologis Share)						
Prestabilized						
Americas	5,201	$ 338,817	$ 397,862	$ 76	$ 27,373	20.9%
Europe	1,099	96,737	118,315	108	9,472	31.5%
Asia	1,147	112,428	118,398	103	8,268	46.4%
						26.4%
Properties under development						
Americas	12,055	316,381	734,401	61	51,647	
Europe	5,898	319,114	543,941	92	38,138	
Asia	4,892	290,503	628,730	129	39,270	
Prologis share of consolidated development portfolio	**30,292**	**$ 1,473,980**	**$ 2,541,647**	**$ 84**	**$ 174,168**	
UNCONSOLIDATED (Prologis Share)						
Prologis interest in unconsolidated development portfolio						
Americas	930	$ 29,395	$ 69,163	$ 74	$ 7,755	
Europe	314	18,701	37,814	120	2,677	
Asia	1,025	33,951	62,145	61	4,835	
Prologis share of unconsolidated development portfolio	**2,269**	**$ 82,047**	**$ 169,122**	**$ 75**	**$ 15,267**	
Total development portfolio	**32,561**	**$ 1,556,027**	**$ 2,710,769**	**$ 83**	**$ 189,435**	
Prologis share of estimated value creation (see Capital Deployment - Development Portfolio)		**681,960**				
Total development portfolio, including estimated value creation		**$ 2,237,987**				

34
Copyright © 2015 Prologis

Net Asset Value

Components—Continued

(in thousands)

Supplemental 4Q 2014

Balance Sheet and Other Items

As of December 31, 2014

CONSOLIDATED

Other assets

Cash and cash equivalents $ 350,692

Restricted cash 3,186

Deposits, prepaid assets and other tangible assets 677,926

Other real estate investments and assets held for sale 546,861

Prologis share of value added operating properties 131,600

Accounts receivable 103,445

Prologis receivable from unconsolidated co-investment ventures 125,679

Investments in and advances to other unconsolidated joint ventures 158,806

Less: third party share of other assets (136,581)

Total other assets—Prologis share $ 1,961,614

Other liabilities

Accounts payable and other current liabilities $ 627,999

Deferred income taxes 84,943

Value added tax and other tax liabilities 13,615

Tenant security deposits 169,326

Other liabilities 358,542

Less: third party share of other liabilities (43,116)

Total liabilities and noncontrolling interests—Prologis share $ 1,211,309

UNCONSOLIDATED

Prologis share of net assets (liabilities) $ 191,699

Land

Investment Balance

Prologis share of original land basis $ 2,399,874

Current book value of land $ 1,577,786

Less: third party share of the current book value of land (16,326)

Prologis share of book value of land in unconsolidated entities 76,705

Total $ 1,638,165

Strategic Capital / Development Management

Fourth Quarter Annualized

Strategic Capital

Strategic capital income—property and asset management fees $ 37,569 $ 150,276

Strategic capital income—leasing commissions, administrative and other transactional fees (trailing 12 months) 6,588 34,227

Strategic capital expenses (22,054) (88,216)

Strategic capital income, net of expenses, from consolidated co-investment ventures 2,419 9,676

Strategic capital NOI $ 24,522 $ 105,963

Promotes earned in last 12 months, net of cash expenses $ 28,378

Development management income $ 4,694 $ 18,776

Debt (at par) and Preferred Stock

As of December 31, 2014

Prologis debt $ 8,164,059

Consolidated entities debt 1,129,308

Less: third party share of consolidated debt (383,455)

Prologis share of unconsolidated debt 1,853,320

Subtotal debt 10,763,232

Preferred stock 78,235

Total debt and preferred stock $ 10,841,467

Outstanding shares of common stock 509,498

Copyright © 2015 Prologis

Notes and Definitions

Notes and Definitions Supplemental 4Q 2014

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

During 2014, we increased our ownership in Prologis North American Industrial Fund (“NAIF”) to 66.1% by acquiring equity units from several partners. As a result, we gained control over NAIF and began consolidating this entity beginning October 20, 2014. We revalued our equity investment in NAIF from its carrying value to the estimated fair value and recognized a gain of $201.3 million. The assets and liabilities of this venture, as well as the activity since the acquisition date, are included in the Consolidated Financial Statements. The allocation of net assets acquired was $2.8 billion in real estate assets, $62.0 million of net other assets, $1.2 billion in debt and $554.5 million for noncontrolling interests. Throughout the supplemental information, we have presented the financial position and activity since the acquisition, net of the third party share, in the consolidated information and any activity prior to the consolidation in the unconsolidated information.

Acquisition cost, as presented for building acquisitions, represents the economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) attributable to common stockholders and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third party acquisition expenses related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity and related amortization). We make adjustments to reflect our economic ownership in each entity, whether consolidated or unconsolidated.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also include a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquire, stabilize or dispose of during the quarter assuming the transaction occurred at the beginning of the quarter. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Adjusted Cash NOI (Actual). A reconciliation of our rental income and rental expenses included in our Statement of Operations to adjusted cash NOI for the consolidated operating portfolio for purposes of the Net Asset Value calculation is as follows (in thousands):

Rental income $ 402,014 Rental expenses (108,370) NOI 293,644

Net termination fees and adjustments (a) 150

Less: actual NOI for development portfolio and other (13,825)

Less: properties contributed or sold (b) (2,518) Less: third party share of NOI (20,820)

Adjusted NOI for consolidated operating portfolio owned at December 31, 2014 256,631

Straight-lined rents (c) (7,929) Free rent (c) 11,395

Amortization of lease intangibles (c) 6,385 Less: third party share 84

Fourth Quarter Adjusted Cash NOI (Actual) $ 266,566

(a) Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Pro forma) to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed or sold during the three-month period is removed.

(c) Straight-lined rents, free rent amount, and amortization of lease intangibles (above and below market leases) are removed from rental income for the Operating Portfolio to allow for the calculation of a cash yield.

Adjusted Cash NOI (Pro forma) consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Adjusted Cash NOI (Pro forma) for the properties in our Development Portfolio is based on current Total Expected Investment and an estimated stabilized yield.

Assets Under Management (“AUM”) represents the estimated value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding the third party investors’ share of the estimated fair value of the assets in the co-investment ventures to our share of total market capitalization (calculated using the market price of our equity plus our share of total debt).

Copyright © 2015 Prologis

Supplemental 4Q 2014

Notes and Definitions

(continued)

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Net earnings				
Net earnings	$ 408,609	$ 59,057	$ 622,235	$ 315,422
Noncontrolling interest attributable to exchangeable partnership units	1,768	144	3,636	1,305
Adjusted net earnings - Diluted	**$ 410,377**	**$ 59,201**	**$ 625,871**	**$ 316,727**
Weighted average common shares outstanding - Basic	501,178	498,104	499,583	486,076
Incremental weighted average effect on exchange of limited partnership units	3,457	1,996	3,501	2,060
Incremental weighted average effect of stock awards	3,261	3,660	3,307	3,410
Weighted average common shares outstanding - Diluted	**507,896**	**503,760**	**506,391**	**491,546**
Net earnings per share - Basic	**$ 0.82**	**$ 0.12**	**$ 1.25**	**$ 0.65**
Net earnings per share - Diluted	**$ 0.81**	**$ 0.12**	**$ 1.24**	**$ 0.64**
Core FFO				
Core FFO	$ 246,421	$ 215,055	$ 953,147	$ 813,224
Noncontrolling interest attributable to exchangeable limited partnership units	60	144	209	2,828
Interest expense on exchangeable debt assumed exchanged	4,246	4,235	16,984	16,940
Core FFO - Diluted	**$ 250,727**	**$ 219,434**	**$ 970,340**	**$ 832,992**
Weighted average common shares outstanding - Basic	501,178	498,104	499,583	486,076
Incremental weighted average effect on exchange of limited partnership units	1,964	1,996	1,964	3,411
Incremental weighted average effect of stock awards	3,261	3,660	3,307	3,410
Incremental weighted average effect on exchangeable debt assumed exchanged	11,879	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**518,282**	**515,639**	**516,733**	**504,776**
Core FFO per share - Diluted	**$ 0.48**	**$ 0.43**	**$ 1.88**	**$ 1.65**

Debt Metrics. See below for the detailed calculations for the respective period (*dollars in thousands*):

	Three Months Ended Dec. 31 2014	Three Months Ended Sept. 30 2014
Debt as a % of gross real estate assets:		
Total Prologis share of debt - at par	$ 10,763,232	$ 11,391,310
Less: Prologis share of outstanding foreign currency derivatives	(102,080)	(65,351)
Less: consolidated cash and cash equivalents	(350,692)	(311,879)
Add: consolidated cash and cash equivalents - third party share	45,236	1,463
Less: unconsolidated entities cash - Prologis share	(111,629)	(219,864)
Total Prologis share of debt, net of adjustments	$ 10,244,067	$ 10,795,679
Gross real estate assets - Prologis share	$ 28,099,831	$ 28,096,726
Debt as a % of gross real estate assets	**36.5%**	**38.4%**
Secured debt as a % of gross real estate assets:		
Prologis share of secured debt - at par	$ 2,857,196	$ 2,931,421
Gross real estate assets - Prologis share	$ 28,099,831	$ 28,096,726
Secured debt as a % of gross real estate assets	**10.2%**	**10.4%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets - Prologis share	$ 21,862,642	$ 21,635,220
Prologis share of unsecured debt - at par	$ 7,906,036	$ 8,459,889
Unencumbered gross real estate assets to unsecured debt	**276.5%**	**255.7%**
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 367,240	$ 368,011
Pro forma adjustment for mid-quarter activity and NOI from disposed properties	(2,043)	(1,967)
Adjusted EBITDA, including adjustment for NOI from disposed properties	$ 365,197	$ 366,044
Adjusted EBITDA, including adjustment for NOI from disposed properties, annualized (a)	$ 1,489,166	$ 1,489,582
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	173,854	257,115
Adjusted EBITDA, including adjustment for NOI from disposed properties and gains on dispositions, annualized	**$ 1,663,020**	**$ 1,746,697**
Interest expense	$ 74,092	$ 69,086
Amortization and write-off of deferred loan costs	(3,669)	(3,827)
Amortization of debt premium (discount), net	8,902	2,590
Capitalized interest	16,132	15,021
Preferred stock dividends	1,678	1,670
Third party share of fixed charges from consolidated entities	(4,009)	(199)
Our share of fixed charges from unconsolidated entities	19,808	24,492
Total fixed charges	$ 112,934	$ 108,833
Total fixed charges, annualized	**$ 451,736**	**$ 435,332**
Fixed charge coverage ratio	**3.30x**	**3.42x**
Fixed charge coverage ratio, including development gains	**3.68x**	**4.01x**
Debt to Adjusted EBITDA:		
Total Prologis share of debt, net of adjustments	**$ 10,244,067**	**$ 10,795,679**
Adjusted EBITDA-annualized (a)	**$ 1,497,338**	**$ 1,497,450**
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	173,854	257,115
Adjusted EBITDA-annualized (a), including gains on dispositions	**$ 1,671,192**	**$ 1,754,565**
Debt to Adjusted EBITDA ratio	**6.84x**	**7.21x**
Debt to Adjusted EBITDA ratio, including development gains	**6.13x**	**6.15x**
Debt to Adjusted EBITDA (adjusted for development):		
Total Prologis share of debt, net of adjustments	$ 10,244,067	$ 10,795,679
Add: costs to complete - Prologis share	1,087,380	933,493
Less: current book value of land - Prologis share	(1,638,165)	(1,617,895)
	$ 9,693,283	**$ 10,111,277**
Adjusted EBITDA-annualized (a)	$ 1,497,338	$ 1,497,450
Add: annualized proforma NOI development portfolio - Prologis share	189,435	165,507
	1,686,773	**1,662,957**
Debt to Adjusted EBITDA (adjusted for development) ratio	**5.75x**	**6.08x**

(a) Actual promote revenue and cash related expenses for the quarter, if any, are removed from the EBITDA amount for the quarter before annualizing, then the actual promote revenue and related expenses for the previous twelve months are added to the annualized number. For the three months ended December 31, 2014 and September 30, 2014, actual promote revenue, net of related cash expenses, for the previous twelve months was $28.4 million and $33.5 million, respectively.

38
Copyright © 2015 Prologis

Notes and Definitions

(continued)

Supplemental 4Q 2014

Development Margin is calculated on developed properties as the estimated value at Stabilization minus estimated total investment, before closing costs, the impact of any deferred rents, taxes or third party promotes net of deferred amounts on contributions, divided by the estimated total investment.

Development Portfolio includes industrial properties that are under development and properties that are developed but have not met Stabilization.

Discontinued Operations. In April 2014, the FASB issued a standard updating the accounting and disclosure regarding discontinued operations. Early adoption on a prospective basis is allowed, therefore, we have adopted this standard as of January 1, 2014. As a result, none of our property dispositions in 2014 met the criteria to be classified as discontinued operations. The operations of the properties that were disposed of to third parties during 2013 that met the criteria for discontinued operations, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations. The income attributable to these properties was as follows (in thousands):

Three Months Ended Twelve Months Ended

December 31, 2013 December 31, 2013

Rental income $ 5,485 $ 34,105

Rental expenses (995) (10,633)

Depreciation and amortization (2,470) (15,339)

Interest expense (188) (1,163)

Income attributable to disposed properties and assets

held for sale $ 1,832 $ 6,970

Estimated Build Out (TEI and sq ft)- represents the estimated TEI and finished square feet available for rent upon completion of an industrial building on existing parcels of land.

FFO, as defined by Prologis; Core FFO; Core AFFO (collectively referred to as “FFO”). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses (including impairment charges) from dispositions of land and development properties, as well as our proportionate share of the gains and losses (including impairment charges) from dispositions of development properties recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:

(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii) unhedged foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities; (iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and

(v) mark-to-market adjustments and related amortization of debt discounts associated with derivative financial instruments.

Copyright © 2015 Prologis

Notes and Definitions (continued) Supplemental 4Q 2014

We calculate FFO, as defined by Prologis for our unconsolidated entities on the same basis as we calculate our FFO, as defined by Prologis.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and non-recurring items that we recognized directly or our share of these items recognized by our unconsolidated entities to the extent they are included in FFO, as defined by Prologis: (i) gains or losses from acquisition, contribution or sale of land or development properties; (ii) income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate; (iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; (iv) gains or losses from the early extinguishment of debt; (v) merger, acquisition and other integration expenses; and (vi) expenses related to natural disasters.

We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Over the last few years, we made it a priority to strengthen our financial position by reducing our debt, our investment in certain low yielding assets and our exposure to foreign currency exchange fluctuations. As a result, we changed our intent to sell or contribute certain of our real estate properties and recorded impairment charges when we did not expect to recover the costs of our investment. Also, we purchased portions of our debt securities when we believed it was advantageous to do so, which was based on market conditions, and in an effort to lower our borrowing costs and extend our debt maturities. As a result, we have recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time. In addition, we and our co-investment ventures make acquisitions of real estate and we believe the costs associated with these transactions are transaction based and not part of our core operations.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. Although the adjustments we make to arrive at Core FFO have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core AFFO

To arrive at Core AFFO, we adjust Core FFO to further exclude our share of; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and; (vi) stock compensation expense.

We believe Core AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:

Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.

The merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP.

Copyright © 2015 Prologis

Notes and Definitions

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Supplemental 4Q 2014

Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. We use fixed charge coverage to measure our liquidity. We believe that fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure our ability to make interest payments on outstanding debt and make distributions/dividends to preferred unitholders/stockholders. Our computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses ("G&A") were as follows (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Gross overhead	$ 116,977	$ 112,573	$ 461,647	$ 434,933
Allocated to rental expenses	(7,313)	(8,238)	(30,075)	(32,918)
Allocated to strategic capital expenses	(22,054)	(22,341)	(96,496)	(89,278)
Capitalized amounts	(21,623)	(18,927)	(87,308)	(83,530)
G&A expenses	**$ 65,987**	**$ 63,067**	**$ 247,768**	**$ 229,207**

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Development activities	$ 16,686	$ 14,659	$ 68,008	$ 64,113
Leasing activities	4,470	4,122	17,888	18,301
Costs related to internally developed software	467	146	1,412	1,116
Total capitalized G&A	**$ 21,623**	**$ 18,927**	**$ 87,308**	**$ 83,530**

G&A as a percent of Assets Under Management (*in thousands*):

Net G&A	$ 247,768
Add: strategic capital expenses	96,496
Adjusted G&A	$ 344,264
Carrying value at period end:	
Operating properties	$ 40,931,765
Development portfolio - TEI	3,200,436
Land portfolio	1,797,368
Other real estate investments and assets held for sale	546,861
Total Assets Under Management	$ 46,476,430
G&A as % of Assets Under Management	**0.74%**

G&A as a percent of Assets Under Management – Prologis Share (*in thousands*):

Net G&A	$ 247,768
Less: strategic capital income	(219,871)
Add: strategic capital expenses	96,496
Adjusted G&A	$ 124,393
Carrying value at period end:	
Operating properties - Prologis share	$ 24,378,548
Development portfolio - Prologis share of TEI	2,710,769
Land portfolio - Prologis share	1,638,165
Other real estate investments and assets held for sale - Prologis share	527,090
Total Assets Under Management - Prologis share	$ 29,254,572
G&A as % of Assets Under Management - Prologis share	**0.43%**

Interest Expense consisted of the following (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Gross interest expense	$ 95,457	$ 110,274	$ 377,666	$ 471,923
Amortization of discount (premium), net	(8,902)	(8,501)	(21,440)	(39,015)
Amortization of deferred loan costs	3,669	3,908	14,116	14,374
Interest expense before capitalization	90,224	105,681	370,342	447,282
Capitalized amounts	(16,132)	(17,849)	(61,457)	(67,955)
Interest expense	**$ 74,092**	**$ 87,832**	**$ 308,885**	**$ 379,327**

Investment Capacity is our estimate of the gross real estate, which could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners up to the ventures maximum leverage limits.

Market Classification

- **Global Markets** feature large population centers with high per-capita consumption and are located near major seaports, airports, and ground transportation systems.
- **Regional Markets** benefit from large population centers but typically are not as tied to the global supply chain, but rather serve local consumption and are often less supply constrained. Markets included as regional markets include: Austin, Charlotte, Cincinnati, Columbus, Denver, Hungary, Indianapolis, Juarez, Las Vegas, Louisville, Memphis, Nashville, Orlando, Phoenix, Portland, Reno, Reynosa, San Antonio, Slovakia, Sweden and Tijuana.
- **Other Markets** represent a small portion of our portfolio that is located outside global and regional markets. These markets include: Austria, Boston, El Paso, Jacksonville, Kansas City, Norfolk, Romania, Salt Lake City, Savannah and St Louis.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we

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Copyright © 2015 Prologis

Notes and Definitions

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Supplemental 4Q 2014

have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform, or development platform.

Net Effective Rent is calculated at the beginning of the lease using the estimated total cash to be received over the term of the lease (including base rent and expense reimbursements) and annualized. Amounts derived in a currency other than the U.S. Dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the annualized net effective rent by the occupied square feet of the lease.

Net Effective Rent Change (GAAP) represents the change on operating portfolio properties in net effective rental rates (average rate over the lease term) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

Net Operating Income ("NOI") represents rental income less rental expenses.

Noncontrolling Interest. The following table includes information for each entity we consolidate and in which we own less than 100% *(dollars in thousands)*:

	Ownership Percentage	Noncontrolling Interest	Real Estate	Debt
Brazil Fund	50.0%	68,533	-	-
Prologis U.S. Logistics Venture	55.0%	427,307	1,006,183	-
Prologis North American Industrial Fund	66.1%	544,718	2,771,299	1,188,836
Other consolidated entities	various	119,343	1,018,996	18,269
Limited partners in the Operating Partnership		48,189	-	-
Noncontrolling interests		**$ 1,208,090**	**$ 4,796,478**	**$ 1,207,105**

Operating Portfolio includes stabilized industrial properties in our owned and managed portfolio. A developed property moves into the Operating Portfolio when it meets Stabilization.

Pro-Rata Balance Sheet and Operating Information. The consolidated amounts shown are derived from and prepared on a consistent basis with our consolidated financial statements and are adjusted to remove the amounts attributable to non-controlling interests. The Prologis share of unconsolidated co-investment ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We used a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the total owned and managed portfolio, we added our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the Prologis Total Share.

Prologis Share represents our proportionate economic ownership of each entity included in our total owned and managed portfolio.

Rental Income included the following (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2014	2013	2014	2013
Rental income	$ 304,405	$ 300,278	$ 1,164,217	$ 1,216,121
Amortization of lease intangibles	(6,660)	(8,150)	(28,437)	(34,465)
Rental expense recoveries	94,430	77,581	348,740	331,518
Straight-lined rents	9,839	9,499	42,829	46,319
	$ 402,014	$ 379,208	$ 1,527,349	$ 1,559,493

Same Store. We evaluate the operating performance of the operating properties we own and manage using a "Same Store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include the properties included in our owned and managed portfolio that were in operation at January 1, 2013 and throughout the full periods in both 2013 and 2014. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and NOI in the Same Store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods.

Our same store measures are non-GAAP measures that are commonly used in the real estate industry and are calculated beginning with rental income and rental expenses from the financial statements prepared in accordance with GAAP. It is also common in the real estate industry and expected from the analyst and investor community that these numbers be further adjusted to remove certain non-cash items included in the financial statements prepared in accordance with GAAP to reflect a cash same store number. In order to clearly label these metrics, we call one Same Store NOI- GAAP and one Same Store NOI-Adjusted Cash. As these are non-GAAP measures they have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation from our financial statements prepared in accordance with GAAP to Same Store NOI-GAAP and then to Same Store NOI-Adjusted Cash with explanations of how these metrics are calculated and adjusted.

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Notes and Definitions

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Supplemental 4Q 2014

The following is a reconciliation of our consolidated rental income, rental expenses and NOI, as included in the Consolidated Statements of Operations, to the respective amounts in our Same Store portfolio analysis *(dollars in thousands)*:

	Three Months Ended December 31,		
	2014	2013	Change (%)
Rental Income:			
Per the Consolidated Statements of Operations	$ 402,014	$ 379,208	
Properties not included and other adjustments (a)	(45,275)	(46,029)	
Unconsolidated Co-Investment Ventures	412,873	402,185	
Same Store - Rental Income	**$ 769,612**	**$ 735,364**	**4.7%**
Rental Expense:			
Per the Consolidated Statements of Operations	$ 108,370	$ 104,936	
Properties not included and other adjustments (b)	(3,560)	(9,166)	
Unconsolidated Co-Investment Ventures	96,060	93,380	
Same Store - Rental Expense	**$ 200,870**	**$ 189,150**	**6.2%**
NOI-GAAP:			
Per the Consolidated Statements of Operations	$ 293,644	$ 274,272	
Properties not included and other adjustments	(41,715)	(36,863)	
Unconsolidated Co-Investment Ventures	316,813	308,805	
Same Store - NOI - GAAP	**$ 568,742**	**$ 546,214**	**4.1%**
NOI-Adjusted Cash:			
Same store- NOI - GAAP	$ 568,742	$ 546,214	
Adjustments (c)	(3,805)	(5,025)	
Same Store - NOI- Adjusted Cash	**$ 564,937**	**$ 541,189**	**4.4%**

(a) *To calculate Same Store rental income, we exclude the net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.*

(b) *To calculate Same Store rental expense, we include an allocation of the property management expenses for our consolidated properties based on the property management fee that is provided for in the individual management agreements under which our wholly owned management companies provide property management services (generally the fee is based on a percentage of revenue). On consolidation, the management fee income and expenses are eliminated and the actual cost of providing property management services is recognized.*

(c) *In order to derive Same Store- NOI - Adjusted Cash, we adjust Same Store- NOI- GAAP to exclude non-cash items included in our rental income in our GAAP financial statements, including straight line rent adjustments and adjustments related to purchase accounts to reflect leases at fair value at the time of acquisition.*

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our Operating Portfolio.

Strategic Capital NOI represents strategic capital income less strategic capital expenses.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions are properties we acquire for which we believe the discount in pricing attributed to the operating challenges could provide greater returns post-stabilization than the returns of stabilized properties that are not Value-Added Acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

Value-Added Conversions represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceeds the amount included in NAV for the disposed property.

Value Creation represents the value that we will create through our development and leasing activities. We calculate value creation by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized capitalization rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn. This can also include realized economic gains from value-added conversion properties.

Weighted Average Estimated Stabilized Yield is calculated as NOI assuming stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

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Copyright © 2015 Prologis